                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

================================================================================

                          CREDIT AND SECURITY AGREEMENT

                          Dated as of February 7, 2005

                                  by and among

                               PMC CONDUIT, L.P.,
                                   as Borrower

                                PMC CONDUIT, LLC,

                              PMC COMMERCIAL TRUST,
                                   as Servicer

                       JUPITER SECURITIZATION CORPORATION,
                              as the Conduit Lender

              THE ALTERNATE LENDERS FROM TIME TO TIME PARTY HERETO

                                       and

                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
                                    as Agent

================================================================================

ARTICLE I    THE ADVANCES........................................................................................    2

Section 1.1       Credit Facility................................................................................    2
Section 1.2       Increases......................................................................................    2
Section 1.3       Aggregate Reductions...........................................................................    3
Section 1.4       Final Repayment................................................................................    3
Section 1.5       Borrowing Limit................................................................................    3
Section 1.6       Payment Requirements...........................................................................    3
Section 1.7       Ratable Advances; Funding Mechanics; Liquidity Fundings........................................    4
Section 1.8       Extension of Scheduled Termination Date........................................................    4

ARTICLE II   PAYMENTS AND AVAILABLE COLLECTIONS..................................................................    5

Section 2.1       Payments.......................................................................................    5
Section 2.2       Collection Account; Settlement Procedures......................................................    5
Section 2.3       Payment Recission..............................................................................    7
Section 2.4       Reserve Account................................................................................    7
Section 2.5       Terminating Alternate Lenders..................................................................    9

ARTICLE III  CONDUIT LENDER FUNDING..............................................................................    9

Section 3.1       CP Costs.......................................................................................    9
Section 3.2       Calculation of CP Costs........................................................................    9
Section 3.3       Payments of CP Costs...........................................................................    9
Section 3.4       Default Rate...................................................................................    9

ARTICLE IV   ALTERNATE LENDER FUNDING............................................................................    9

Section 4.1       Alternate Lender Funding.......................................................................    9
Section 4.2       Interest Payments..............................................................................   10
Section 4.3       Selection and Continuation of Interest Periods.................................................   10
Section 4.4       Alternate Lender Interest Rates................................................................   10
Section 4.5       Suspension of the LIBO Rate....................................................................   11
Section 4.6       Default Rate...................................................................................   11

ARTICLE V    REPRESENTATIONS AND WARRANTIES......................................................................   11

Section 5.1       Representations and Warranties of the Transaction Parties......................................   11
Section 5.2       Alternate Lender Representations and Warranties................................................   15

ARTICLE VI   CONDITIONS OF ADVANCES..............................................................................   16

Section 6.1       Conditions Precedent to Initial Advance........................................................   16
Section 6.2       Conditions Precedent to All Advances...........................................................   16

ARTICLE VII  COVENANTS...........................................................................................   17

Section 7.1       Affirmative Covenants of the Transaction Parties...............................................   17
Section 7.2       Negative Covenants of the Transaction Parties..................................................   24

ARTICLE VIII THE POOL Loans......................................................................................   26

Section 8.1       Loan Documents.................................................................................   26
Section 8.2       Document Defects...............................................................................   28

Section 8.3       Repurchase of Pool Loans.......................................................................   28
Section 8.4       Representations and Warranties Regarding the Loans.............................................   29
Section 8.5       Substitution of Loans..........................................................................   29
Section 8.6       Addition of Loans..............................................................................   31
Section 8.7       Term Securitizations...........................................................................   31

ARTICLE IX   AMORTIZATION EVENTS.................................................................................   32

Section 9.1       Amortization Events............................................................................   32
Section 9.2       Remedies.......................................................................................   34
Section 9.3       Responsibilities of Borrower...................................................................   34

ARTICLE X    INDEMNIFICATION.....................................................................................   35

Section 10.1      Indemnities by the Borrower....................................................................   35
Section 10.2      Indemnities by the Servicer....................................................................   37
Section 10.3      Increased Cost and Reduced Return..............................................................   37
Section 10.4      Other Costs and Expenses.......................................................................   38

ARTICLE XI   THE AGENT...........................................................................................   39

Section 11.1      Authorization and Action.......................................................................   39
Section 11.2      Delegation of Duties...........................................................................   39
Section 11.3      Exculpatory Provisions.........................................................................   39
Section 11.4      Reliance by Agent..............................................................................   40
Section 11.5      Non-Reliance on Agent and Other Lenders........................................................   40
Section 11.6      Reimbursement and Indemnification..............................................................   40
Section 11.7      Agent in its Individual Capacity...............................................................   40
Section 11.8      Successor Agent................................................................................   41

ARTICLE XII  ASSIGNMENTS; PARTICIPATIONS.........................................................................   41

Section 12.1      Assignments....................................................................................   41
Section 12.2      Participations.................................................................................   42

ARTICLE XIII SECURITY INTEREST...................................................................................   43

Section 13.1      Grant of Security Interest.....................................................................   43
Section 13.2      Assignment of Purchase Agreement...............................................................   44
Section 13.3      Termination after Final Payout Date............................................................   44

ARTICLE XIV  MISCELLANEOUS.......................................................................................   44

Section 14.1      Waivers and Amendments.........................................................................   44
Section 14.2      Notices........................................................................................   45
Section 14.3      Ratable Payments...............................................................................   45
Section 14.4      Protection of Agent's Security Interest........................................................   46
Section 14.5      Confidentiality................................................................................   46
Section 14.6      Bankruptcy Petition............................................................................   47
Section 14.7      Limitation of Liability........................................................................   47
Section 14.8      CHOICE OF LAW..................................................................................   48
Section 14.9      CONSENT TO JURISDICTION........................................................................   48
Section 14.10     WAIVER OF JURY TRIAL...........................................................................   48
Section 14.11     Integration; Binding Effect; Survival of Terms.................................................   48

Section 14.12     Counterparts; Severability; Section References.................................................   49
Section 14.13     JPMorgan Chase Roles...........................................................................   49

EXHIBITS AND SCHEDULES

Exhibit I         Definitions
Exhibit II        Form of Borrowing Notice
Exhibit III       Places of Business of the Transaction Parties; Locations of Records; Federal
                  Employer Identification Number(s)
Exhibit IV        Form of Compliance Certificate
Exhibit V         Form of Assignment Agreement
Exhibit VI        Credit and Collection Policy

Schedule A        Commitments
Schedule B        Closing Documents
Schedule C        Loan Schedule
Schedule D        Eligibility Criteria
Schedule E        Approved Franchisees
Schedule F        Financial Covenants

                          CREDIT AND SECURITY AGREEMENT

            THIS CREDIT AND SECURITY AGREEMENT, dated as of February 7, 2005 is entered into by and among:

            (a) PMC CONDUIT, L.P., a Delaware limited partnership (the "Borrower");

            (b) PMC CONDUIT, LLC, a Delaware limited liability company (the "General Partner");

            (c) PMC COMMERCIAL TRUST, a Texas real estate investment trust ("PMC"), as initial servicer (in such capacity, the "Servicer" and together with the Borrower and the General Partner, the "Transaction Parties" and each, a "Transaction Party");

            (d) JUPITER SECURITIZATION CORPORATION, a Delaware corporation (the "Conduit Lender");

            (e) The FINANCIAL INSTITUTIONS LISTED ON SCHEDULE A TO THIS AGREEMENT (together with any of their respective successors and assigns hereunder, the "Alternate Lenders"); and

            (f) JPMORGAN CHASE BANK, NATIONAL ASSOCIATION ("JPMorgan Chase"), as agent for the Lenders hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the "Agent").

Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto and in the Servicing Agreement.

                             PRELIMINARY STATEMENTS

            The Borrower may from time to time purchase Loans from PMC pursuant to the Purchase Agreement.

            To fund its purchases under the Purchase Agreement, the Borrower may from time to time request Advances from the Lenders upon the terms and subject to the conditions set forth in this Agreement.

            The Conduit Lender may, in its absolute and sole discretion, make Advances to the Borrower from time to time.

            In the event that the Conduit Lender declines to make any Advance, the Alternate Lenders shall, at the request of the Borrower, make Advances from time to time.

            JPMorgan Chase has been requested and is willing to act as Agent on behalf of the Conduit Lender and the Alternate Lenders in accordance with the terms hereof.

                                   ARTICLE I
                                  THE ADVANCES

      Section 1.1 Credit Facility.

            (a) Upon the terms and subject to the conditions hereof, from time to time during the period commencing on the Closing Date and ending on the Amortization Date:

                  (i) The Borrower may, at its option, request Advances from the Lenders in an aggregate principal amount at any one time outstanding not to exceed the lesser of the Aggregate Commitment and the Borrowing Base (such lesser amount, the "Borrowing Limit"); and

                  (ii) The Conduit Lender may, at its option, make the requested Advance, or if the Conduit Lender shall decline to make any Advance, except as otherwise provided in Section 1.2, the Alternate Lenders severally agree to fund their respective Pro Rata Shares of the requested Advance.

Each of the Advances, and all other Obligations, shall be secured by the Collateral as provided in Article XIII.

            (b) The Borrower may, upon at least three Business Days' notice to the Agent, terminate in whole or reduce in part, ratably among the Alternate Lenders, the unused portion of the Aggregate Commitment; provided, that each partial reduction of the Aggregate Commitment shall be in an amount equal to $10,000,000 (or a larger integral multiple of $1,000,000 if in excess thereof) and shall reduce the Commitments of the Alternate Lenders ratably in accordance with their respective Pro Rata Shares.

      Section 1.2 Increases. Except as otherwise agreed to by the Agent, the Borrower shall provide the Agent with at least two (2) Business Days' prior notice in a form set forth as Exhibit II hereto of each Advance (each, a "Borrowing Notice"). Each Borrowing Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested increase in Aggregate Principal (which shall not be less than $1,000,000 or a larger integral multiple of $100,000) and the requested Borrowing Date (it being understood and agreed that there shall be no more than five Borrowing Dates in any calendar month) and, in the case of an Advance to be funded by the Alternate Lenders, the requested Interest Rate and Interest Period. Following receipt of a Borrowing Notice, the Agent will determine whether the Conduit Lender agrees to make the requested Advance. If the Conduit Lender declines to make a proposed Advance, the Borrower may cancel the Borrowing Notice or, in the absence of such a cancellation, the Advance will be made by the Alternate Lenders. On the date of each Advance, upon satisfaction of the applicable conditions precedent set forth in Article VI (except as provided below), the Conduit Lender or the Alternate Lenders, as applicable, shall wire to the account of the Borrower specified in the Borrowing Notice, in immediately available funds, no later than 2:00 p.m. (Chicago time), an amount equal to (i) in the case of the Conduit Lender, the principal amount of the requested Advance or (ii) in the case of an Alternate Lender, such Alternate Lender's Pro Rata Share of the principal amount of the requested Advance; provided, however, that if, after giving effect to such Advance, the Reserve Account Balance would be less than the Reserve Account Requirement on such date, the applicable Lender(s) shall transfer a portion of the principal amount of the requested Advance to the Reserve Account in an amount sufficient to cause the resulting Reserve Account Balance to equal the Reserve Account Requirement and the remainder of the principal amount of such Advance to the Borrower in accordance herewith.

      Section 1.3 Aggregate Reductions. The Borrower may repay the Aggregate Principal in part at any time in accordance with the provisions of this Section
1.3. Except as provided in Section 1.5, the Borrower shall provide the Agent with at least two (2) Business Days' prior written notice (a "Reduction Notice") of any proposed partial reduction of Aggregate Principal. Such Reduction Notice shall designate (i) the date (the "Proposed Reduction Date") upon which any such reduction of Aggregate Principal shall occur, and (ii) the amount of Aggregate Principal to be reduced which shall be applied ratably to the Advances of the Conduit Lender and the Alternate Lenders in accordance with the amount of principal (if any) owing to the Conduit Lender, on the one hand, and the amount of principal (if any) owing to the Alternate Lenders (ratably, based on their respective Pro Rata Shares), on the other hand (the "Aggregate Reduction"). Only one (1) Reduction Notice shall be outstanding at any time.

      Section 1.4 Final Repayment. The Borrower may repay the Aggregate Principal in whole and terminate the Commitments of the Alternate Lenders at any time in accordance with the provisions of this Section 1.4. The Borrower shall provide the Agent with at least two (2) Business Days' prior written notice (a "Final Repayment Notice") of any such proposed repayment of Aggregate Principal. Such Final Repayment Notice shall designate the date (the "Proposed Final Repayment Date") upon which any such repayment of Aggregate Principal shall occur and shall be irrevocable. On the Proposed Final Repayment Date, the Commitments of the Alternate Lender shall terminate and the Borrower shall pay to the Agent for the benefit of the Secured Parties the Aggregate Principal, all accrued and unpaid fees, CP Costs and Interest and all other Obligations owing hereunder. If, at any time, during the period commencing on the Closing Date and ending on the Amortization Date, the Borrower shall elect for any reason other than a CP Cost Event to repay the Aggregate Principal and terminate the Commitments of the Alternate Lenders pursuant hereto, the Borrower shall pay the Exit Fee to the Agent on the Proposed Final Repayment Date, together with all other amounts required to be paid by the Borrower on such date pursuant to this
Section 1.4.

      Section 1.5 Borrowing Limit. The Borrower shall ensure that the Aggregate Principal at no time exceeds the Borrowing Limit. If, at any time, the Aggregate Principal exceeds the Borrowing Limit at such time, the Borrower shall pay to the Agent within one (1) Business Day an amount to be applied to reduce the Aggregate Principal (as allocated by the Agent), such that after giving effect to such payment, the Aggregate Principal is less than or equal to the Borrowing Limit at such time.

      Section 1.6 Payment Requirements. All amounts to be paid or deposited by any Transaction Party pursuant to any provision of this Agreement or any other Transaction Document shall be paid or deposited in accordance with the terms hereof no later than 12:00 p.m. (Chicago time) on the day when due in immediately available funds, and if not received before 12:00 p.m. (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Lender they shall be paid to the Agent's Account, for the account of such Lender, at 1 Bank One Plaza, Chicago, Illinois 60670 until otherwise notified by the Agent. All computations of CP Costs, Interest, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

      Section 1.7 Ratable Advances; Funding Mechanics; Liquidity Fundings.

            (a) Each Borrowing hereunder shall consist of one or more Advances made by the Conduit Lender and/or the Alternate Lenders.

            (b) Each Lender funding any Advance shall wire transfer the principal amount of its Advance to the Agent in immediately available funds not later than 12:00 noon (Chicago time) on the applicable Borrowing Date and, subject to its receipt of such Advance proceeds, the Agent shall wire transfer such funds to the account specified by the Borrower in its Borrowing Notice not later than 2:00 p.m. (Chicago time) on such Borrowing Date.

            (c) The parties acknowledge that the Conduit Lender may put all or any portion of its Advances to the Alternate Lenders at any time pursuant to the Liquidity Agreement to finance or refinance the necessary portion of its Advances through a Liquidity Funding to the extent available. The Agent shall give the Borrower immediate notice of any Advance put to the Alternate Lenders by the Conduit Lender. The Liquidity Fundings may be Alternate Base Rate Advances or LIBO Rate Advances, or a combination thereof, selected by the Borrower in accordance with Article IV. Regardless of whether a Liquidity Funding constitutes the direct funding of an Advance, an assignment of an Advance made by the Conduit Lender or the sale of one or more participations in an Advance made by the Conduit Lender, each Alternate Lender participating in a Liquidity Funding shall have the rights and obligations of a "Lender" hereunder with the same force and effect as if it had directly made an Advance to the Borrower in the amount of its Liquidity Funding.

            (d) Nothing herein shall be deemed to commit the Conduit Lender to make Advances.

      Section 1.8 Extension of Scheduled Termination Date. The Borrower may, no more frequently than once each year (commencing in the year 2006) by delivering written notice to the Agent, request the Alternate Lenders to extend the Scheduled Termination Date for an additional 364 days past the then current Scheduled Termination Date. Any such request shall be subject to the following conditions: (i) at no time will any Commitment have a term of more than 364 days and, if any such request would result in a term of more than 364 days, such request shall be deemed to have been made for such number of days so that, after giving effect to such extension on the date requested, such term will not exceed 364 days, (ii) none of the Alternate Lenders will have any obligation to extend any Commitment, (iii) any such extension of the Scheduled Termination Date will be effective only upon the written agreement of the Alternate Lenders and the Borrower and (iv) any request for such extension shall be made not more than ninety (90) nor less than sixty (60) days prior to the then current Scheduled Termination Date. Each Alternate Lender will respond to any such request no earlier than forty-five (45) days prior to the then current Scheduled Termination Date, provided, that any Alternate Lender's failure to respond within such period shall be deemed to be a rejection of the requested extension. In the event that at least one Alternate Lender agrees to extend the Scheduled Termination Date, the Transaction Parties, the Agent and such extending Alternate Lenders shall enter into such documents as such extending Alternate Lenders may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by such Alternate Lenders and the Agent (including reasonable attorney's fees) shall be paid by the Borrower. In the event that any Alternate Lender declines the request to extend the Scheduled Termination Date (each such Alternate Lender being referred to herein as a "Non-Renewing Alternate Lender"), and the Commitment of such Non-Renewing Alternate Lender is not assigned to another Person in accordance with the terms of Article XII prior to the then current Scheduled Termination Date, the Borrowing Limit shall be reduced by an amount equal to each such Non-Renewing Alternate Lender's Commitment on the then current Scheduled Termination Date.

                                   ARTICLE II
                       PAYMENTS AND AVAILABLE COLLECTIONS

      Section 2.1 Payments. The Borrower hereby promises to pay:

            (a) the Aggregate Principal on each date and in such amounts required to be distributed out of Available Collections pursuant to Section 4.01 of the Servicing Agreement and any Aggregate Principal required to be repaid pursuant to Section 1.5;

            (b) the fees set forth in the Fee Letter on the dates specified therein;

            (c) all accrued and unpaid Interest on the Alternate Base Rate Advances and the LIBO Rate Advances on each Settlement Date applicable thereto;

            (d) all accrued and unpaid CP Costs on the CP Rate Advances on each Settlement Date; and

            (e) all Broken Funding Costs and Indemnified Amounts upon demand.

The Borrower agrees to pay Interest at the Default Rate on all amounts which are past due through the date of payment, provided, that in no event shall such rate exceed the maximum rate permitted by applicable law.

      Section 2.2 Collection Account; Settlement Procedures.

            (a) On or prior to the Closing Date, the Agent shall establish and shall thereafter maintain with JPMorgan Chase a segregated trust account in the name of the Agent for the benefit of the Lenders (the "Collection Account"). Any funds on deposit from time to time in the Collection Account shall be deemed held in trust for the benefit of the Lenders. The Collection Account shall be under the sole dominion and control of the Agent for the benefit of the Lenders. The Borrower, the Agent and JPMorgan Chase (in its capacity as the holder of the Collection Account) agree that the Agent shall have exclusive dominion and control over the Collection Account and that JPMorgan Chase will comply with instructions originated by the Agent directing disposition of the funds in the Collection Account without further consent by the

Borrower or the Servicer; provided, that until the Agent provides such instructions to JPMorgan Chase, JPMorgan Chase shall be entitled to comply with instructions originated by the Servicer directing disposition of the funds in the Collection Account without further consent by the Borrower. The taxpayer identification number associated with the Collection Account shall be that of the Borrower and the Borrower will report for Federal, state and local income taxes, the income, if any, represented by the Collection Account. This agreement shall constitute an "authenticated record" for purposes of Section 9-104 (and similar related provisions) of the UCC.

            (b) Funds on deposit in the Collection Account shall be invested in Eligible Investments in the name of the Agent for the benefit of the Lenders, as directed in writing by the Servicer (which may be a standing direction), that will mature or otherwise be available for withdrawal without penalty on each Settlement Date, with all realized interest and other investment earnings (net of losses and investment expenses) to remain a part of the Collection Account. In the event that the Agent has not received written directions from the Servicer, the Agent shall invest any cash amounts in the Collection Account in Eligible Investments set forth in clause (iv) of the definition thereof. Any funds in the Collection Account not so invested must be deposited with an Eligible Institution and insured by the FDIC to the limits established by the FDIC. The Agent shall not be liable for any loss incurred in connection with any investment in the Collection Account, except for losses in respect of investments issued or guaranteed by the Agent.

            (c) On each Settlement Date, the Servicer (or from and after the occurrence of an Amortization Event, the Agent or its designee) shall apply all funds on deposit in the Collection Account that have not been previously applied hereunder (including, without limitation, any investment earnings received with respect to such funds) in the following order of priority:

                  (i) first, on a pro rata basis, to the Agent and the Lenders an amount equal to the accrued and unpaid CP Costs, Interest and Fees due and payable on such Settlement Date, together with any accrued and unpaid CP Costs, Interest and Fees from prior Monthly Periods, such amount to be allocated among the Agent and the Lenders ratably in accordance with the proportion of such amounts owing to each such Person;

                  (ii) second, to the Servicer in payment of the accrued and unpaid Servicing Fee due and payable on such Settlement Date, together with any accrued and unpaid Servicing Fee from prior Monthly Periods;

                  (iii) third, so long as the Amortization Date has not occurred, to reduce the aggregate outstanding Advances of all Terminating Alternate Lenders to zero, applied ratably to each Terminating Alternate Lender according to its respective Termination Percentage;

                  (iv) fourth, on a pro rata basis, to each Lender, the following amounts:

                        (A) if the Amortization Date shall not have occurred, an
            amount equal to the excess (if any) existing on such Settlement Date of the Aggregate Principal over the Borrowing Limit; and

                        (B) if the Amortization Date shall have occurred, to the
            Aggregate Principal until the Aggregate Principal is reduced to zero;

                  (v) fifth, if the Amortization Date shall not have occurred, to the Reserve Account, an amount such that after giving effect to such deposit, the Reserve Account Balance equals the Reserve Account Requirement;

                  (vi) sixth, if any Obligations (other than amounts already paid pursuant to clauses (i) through (iv) inclusive above) are then due and payable by the Borrower to any Person entitled thereto, pay to each such Person (ratably in accordance with the amounts owing to each) the Obligations so due and payable;

                  (vii) seventh, to make any voluntary prepayments of the Aggregate Principal pursuant to Section 1.3 or Section 1.4 at the direction of the Borrower; and

                  (viii) eighth, after giving effect to the application of the amounts described in clauses (i) through (vii) above, any remaining Collections on deposit in the Collection Account shall be remitted to the Borrower.

      Section 2.3 Payment Recission. No payment of any of the Obligations shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. The Borrower shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such recission, return or refund) the full amount thereof, plus Interest on such amount at the Default Rate from the date of any such recission, return or refunding.

      Section 2.4 Reserve Account.

            (a) On or prior to the Closing Date, the Borrower shall establish the Reserve Account (the "Reserve Account") which shall be funded with the proceeds of the initial Borrowing as described in Section 1.2. in an amount equal to the Reserve Account Requirement. Thereafter, the Reserve Account shall be funded pursuant to the collection allocation provisions of Section 2.2(c)(iv). The Reserve Account will be in the name of the Agent and under the sole dominion and control of the Agent, as agent for the benefit of the Lenders. The Agent, as agent for the benefit of the Lenders, shall possess all right, title and interest in and to all funds from time to time on deposit in the Reserve Account. Notwithstanding the foregoing, the Agent shall not withdraw any funds from, or otherwise deal with or exercise control over, any funds on deposit in the Reserve Account except as provided in this Agreement. The taxpayer identification number associated with the Reserve Account shall be that of the Borrower and the Borrower will report for Federal, state and local income tax purposes the income, if any, represented by the Reserve Account. The Borrower may not assign, transfer or otherwise convey its rights to receive any amounts from the Reserve Account. Funds on deposit in the Reserve

Account shall be invested in Eligible Investments, as shall be specified by the Servicer in writing to the Agent, and which shall mature not later than the Business Day preceding the next Settlement Date and shall be held to maturity. Each investment instruction by the Servicer, which may be a standing instruction, shall designate specific types of Eligible Investments (and the terms thereof) and shall certify or require that the investments so specified constitute Eligible Investments, will mature at the time required and are otherwise permitted hereby. The Agent shall not be liable for any loss incurred in connection with any investment in the Reserve Account, except for losses in respect of investments in any investment issued or guaranteed by the Agent.

            (b) Except as provided in the clause (i) or (ii) below, all investments of funds in the Reserve Account shall be made in the name of the Agent, as agent for the Lenders and held in the possession of the Agent or its nominee for the benefit of the Lenders.

                  (i) With respect to each investment of funds in the Reserve Account that constitutes investment property (other than as described in clause (ii) below), the Agent may hold such investment through a securities intermediary, which securities intermediary shall agree with the Agent that (A) such investment property shall at all times be credited to a securities account of the Agent, (B) such securities intermediary shall comply with entitlement orders originated by the Agent without the further consent of any other person or entity, (C) all property credited to such securities account shall be treated as a financial asset, (D) such securities intermediary shall waive any lien on, security interest in, or right of set-off with respect to any property credited to such securities account, and (E) such agreement shall be governed by the laws of the State of New York; and

                  (ii) With respect to each investment of funds in the Reserve Account that constitutes an uncertificated security, such investment shall be registered in the name of the Agent by the issuer thereof and identified by the Agent as held for the benefit of the Secured Parties.

            (c) The parties hereto agree that the Reserve Account shall be a securities account of the Agent, and hereby further agree that each item of property (including without limitation investment property, securities, instruments and money) credited to the Reserve Account or to any other securities account of the Agent or its nominee held as a part of the Reserve Account shall be treated as a "financial asset" within the meaning of Section 8-102 of the New York UCC, to the fullest extent permitted thereunder. Any out-of-pocket costs and expenses of the Agent incurred in connection with the Reserve Account shall be paid by the Borrower pursuant to Section 2.2(c)(v).

            (d) On each Settlement Date prior to the Amortization Date, if any amounts set forth in Section 2.2(c)(i) remain unpaid after allocation of all Collections, (i) the funds in the Reserve Account shall be allocated in accordance with Section 2.2(c)(i) to the extent of such unpaid amounts and (ii) if, after giving effect to all transactions occurring on a Settlement Date, the Reserve Account Balance exceeds the Reserve Account Requirement, such excess shall be remitted from the Reserve Account to the Collection Account. On each Settlement Date after the Amortization Date, the funds on deposit in the Reserve Account shall be allocated by the Agent to one or more of the items described in Section 2.2(c) in its sole discretion. On the Final Payout Date, the Servicer shall direct the Agent to, and the Agent shall, withdraw all funds then on deposit in the Reserve Account and distribute such funds to the Borrower.

      Section 2.5 Terminating Alternate Lenders. Each Terminating Alternate Lender shall be allocated a ratable portion of Collections from the date of its becoming a Terminating Alternate Lender (the "Termination Date") until such Terminating Alternate Lender's aggregate outstanding Advances shall be paid in full. This ratable portion shall be calculated on the Termination Date of each Terminating Alternate Lender as a percentage equal to (i) the aggregate outstanding Advances of such Terminating Alternate Lender on its Termination Date, divided by (ii) the Aggregate Principal on such Termination Date (the "Termination Percentage"). Each Terminating Alternate Lender's Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded and each Terminating Alternate Lender's outstanding Advances shall be reduced ratably with all Lenders in accordance with Section 2.2.

                                  ARTICLE III
                             CONDUIT LENDER FUNDING

      Section 3.1 CP Costs. The Borrower shall pay CP Costs with respect to the principal balance of the Conduit Lender's Advances from time to time outstanding. Each Advance of the Conduit Lender that is funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share that the principal in respect of such Advance represents in relation to all assets held by the Conduit Lender and funded substantially with related Pooled Commercial Paper.

      Section 3.2 Calculation of CP Costs. Not later than the Business Day immediately preceding each Settlement Date, the Conduit Lender shall calculate the aggregate amount of CP Costs applicable to its CP Rate Loans for the Monthly Period preceding the Monthly Period during which such Settlement Date occurs and shall notify the Borrower and the Servicer of such aggregate amount.

      Section 3.3 Payments of CP Costs. On each Settlement Date, the Borrower shall pay to the Agent (for the benefit of the Conduit Lender) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the principal associated with all CP Rate Advances for the Monthly Period preceding the Monthly Period during which such Settlement Date occurs in accordance with
Article II.

      Section 3.4 Default Rate. From and after the occurrence of an Amortization Event, at the Agent's option upon three Business Days' prior written notice to the Borrower, and at all times after the Amortization Date, all Loans of the Conduit Lender shall cease to be CP Rate Advances and shall accrue Interest at the Default Rate.

                                   ARTICLE IV
                            ALTERNATE LENDER FUNDING

      Section 4.1 Alternate Lender Funding. Prior to the occurrence of an Amortization Event, the outstanding principal balance of each Liquidity Funding shall accrue interest for each day during its Interest Period at either the LIBO Rate or the Alternate Base Rate in accordance with the terms and conditions hereof. Until the Borrower gives notice to the Agent of another Interest Rate in accordance with Section 4.4, the initial Interest Rate for any Advance transferred to the Alternate Lenders by the Conduit Lender pursuant to the Liquidity Agreement shall be the Alternate Base Rate (unless the Default Rate is then applicable, in which case, the Interest Rate shall be the Default Rate). If the Alternate Lenders acquire by assignment from the Conduit Lender any Advance pursuant to the Liquidity Agreement, each Loan so assigned shall each be deemed to have an Interest Period commencing on the date of any such assignment.

      Section 4.2 Interest Payments. On the Settlement Date for each Liquidity Funding, the Borrower shall pay to the Agent (for the benefit of the Alternate Lenders) an aggregate amount equal to the accrued and unpaid Interest for the entire Interest Period of each such Liquidity Funding in accordance with Article II.

      Section 4.3 Selection and Continuation of Interest Periods.

            (a) Prior to the occurrence and during the continuance of an Amortization Event, the Borrower shall from time to time select Interest Periods for the Liquidity Fundings, provided, that (i) all Interest Periods shall end on a Settlement Date and (ii) following the occurrence and during the continuance of an Amortization Event, all Interest Periods for Liquidity Fundings shall be selected by the Borrower with consultation from (and approval by) the Agent.

            (b) The Borrower or the Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the end of an Interest Period (the "Terminating Tranche") for any Liquidity Funding, may, effective on the last day of the Terminating Tranche: (i) divide any such Liquidity Funding into multiple Liquidity Fundings, (ii) combine any such Liquidity Funding with one or more other Liquidity Fundings that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Liquidity Funding with a new Liquidity Funding to be made by the Alternate Lenders on the day such Terminating Tranche ends.

      Section 4.4 Alternate Lender Interest Rates. The Borrower may select the LIBO Rate or the Alternate Base Rate for each Liquidity Funding. The Borrower shall by 12:00 p.m. (Chicago time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Interest Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Alternate Base Rate is being requested as a new Interest Rate, give the Agent irrevocable notice of the new Interest Rate for the Liquidity Funding associated with such Terminating Tranche. Until the Borrower gives notice to the Agent of another Interest Rate, the initial Interest Rate for any Advance transferred to the Alternate Lenders pursuant to the Liquidity Agreement shall be the Alternate Base Rate (unless the Default Rate is then applicable, in which case the Interest Rate shall be the Default Rate).

      Section 4.5 Suspension of the LIBO Rate.

            (a) If any Alternate Lender notifies the Agent that it has determined that funding its Pro Rata Share of the Liquidity Fundings at the LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Liquidity Funding at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Liquidity Funding at such LIBO Rate, then the Agent shall suspend the availability of such LIBO Rate and require the Borrower to select the Alternate Base Rate for any Liquidity Funding accruing Interest at such LIBO Rate.

            (b) If less than all of the Alternate Lenders give a notice to the Agent pursuant to Section 4.5(a), each Alternate Lender which gave such a notice shall be obliged, at the request of the Borrower, the Conduit Lender or the Agent, to assign all of its rights and obligations hereunder to (i) another Alternate Lender or (ii) another funding entity nominated by the Borrower or the Agent that is acceptable to the Conduit Lender and the Borrower (such acceptance not to be unreasonably withheld, delayed or conditioned) and willing to participate in this Agreement through the Scheduled Termination Date in the place of such notifying Alternate Lender; provided, that (i) the notifying Alternate Lender receives payment in full, pursuant to an Assignment Agreement, of all Obligations owing to it (whether due or accrued), and (ii) the replacement Alternate Lender otherwise satisfies the requirements of Section 12.1(b).

      Section 4.6 Default Rate. From and after the occurrence of an Amortization Event, at the Agent's option upon three Business Days' prior written notice to the Borrower, and at all times after the Amortization Date, all Liquidity Fundings shall accrue Interest at the Default Rate.

                                   ARTICLE V
                          PRESENTATIONS AND WARRANTIES

      Section 5.1 Representations and Warranties of the Transaction Parties. Each Transaction Party hereby represents and warrants to the Agent and the Lenders, as to itself, as of the Closing Date, as of the date of each Advance, as of each Transfer Date and as of each Settlement Date that:

            (a) Existence and Power. Such Transaction Party's jurisdiction of organization is correctly set forth in the preamble to this Agreement. Such Transaction Party is duly organized under the laws of that jurisdiction and no other state or jurisdiction. Such Transaction Party is validly existing and in good standing under the laws of its state of organization. Such Transaction Party is duly qualified to do business and is in good standing as a foreign entity, and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

            (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Transaction Party of this Agreement and each other Transaction

Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of the Borrower, the Borrower's use of the proceeds of Advances made hereunder, are within its corporate or partnership powers, as applicable, and authority and have been duly authorized by all necessary corporate or partnership action, as applicable, on its part. This Agreement and each other Transaction Document to which such Transaction Party is a party has been duly executed and delivered by such Transaction Party.

            (c) No Conflict. The execution and delivery by such Transaction Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws or certificate or articles of limited partnership or limited partnership agreement (or equivalent organizational documents), as applicable, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Lien on assets of such Transaction Party or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

            (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Transaction Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

            (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Transaction Party's knowledge, threatened, against or affecting such Transaction Party, or any of its properties, in or before any court, arbitrator or other body, which, solely in the case of actions, suits or proceedings with respect to PMC, if adversely determined against PMC could reasonably be expected to have a Material Adverse Effect; it being understood that an Obligor's assertion of a defense against a Transaction Party in a proceeding initiated by a Transaction Party to enforce such Pool Loan to which the Borrower is a party shall not be deemed a breach of this representation unless such proceeding could reasonably be expected to have a Material Adverse Effect. Such Transaction Party is not in default with respect to any order of any court, arbitrator or governmental body.

            (f) Binding Effect. This Agreement and each other Transaction Document to which such Transaction Party is a party constitute the legal, valid and binding obligations of such Transaction Party enforceable against such Transaction Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            (g) Accuracy of Information. All information heretofore furnished by such Transaction Party or any of its Affiliates to the Agent or the Lenders for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information (including any Monthly Report, certificate or other report) hereafter furnished by such Transaction Party or any of its Affiliates to the Agent or the Lenders will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or be otherwise misleading in light of the circumstances under which such information was furnished.

            (h) Use of Proceeds. The Borrower represents and warrants that no proceeds of any Advance hereunder will be used (i) for a purpose that violates, or would be inconsistent with, (A) Section 7.2(d) of this Agreement or (B) Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

            (i) Good Title. The Borrower is the legal and beneficial owner of the Pool Loans and other Collateral, free and clear of any Lien, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Borrower's ownership interest in each Pool Loan and the other Collateral.

            (j) Perfection. This Agreement is effective to create in favor of the Agent for the benefit of the Secured Parties, and on the date of the initial Advance the Agent shall have, a valid security interest in the Collateral to secure payment of the Obligations, free and clear of any Lien except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (on behalf of the Secured Parties) security interest in the Collateral.

            (k) Places of Business and Locations of Records. The principal places of business and chief executive office of such Transaction Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by
Section 14.4(a) has been taken and completed. The Borrower's Federal Employer Identification Number and state organizational identification number are correctly set forth on Exhibit III.

            (l) Financial Statements. The consolidated balance sheet of the Servicer and its consolidated subsidiaries as of December 31, 2003 and the related consolidated statements of income and cash flows for the fiscal year then ended reported on by PricewaterhouseCoopers L.L.P., a copy of which the Servicer has delivered on or before the Closing Date, fairly present, in conformity with GAAP, the consolidated financial position of the Servicer and its consolidated subsidiaries of such date and their consolidated results of operations and cash flows for such fiscal year.

            (m) Material Adverse Effect. The initial Servicer represents and warrants that since December 31, 2003, no event has occurred that would have a Material Adverse Effect. The

Borrower represents and warrants that since the date of this Agreement, no event has occurred that would have a Material Adverse Effect.

            (n) Names. The name in which the Borrower has executed this Agreement is identical to the name of the Borrower as indicated on the public record of its state of organization which shows the Borrower to have been organized. Since the date of its organization, the Borrower has not used any names, trade names or assumed names other than the name in which it has executed this Agreement.

            (o) Ownership of Borrower. The General Partner owns 100% of the issued and outstanding general partnership interests of the Borrower, free and clear of any Lien and PMC owns 100% of the issued and outstanding limited partnership interest of the Borrower. All such general partnership interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire any equity interests of the Borrower.

            (p) Not a Holding Company or an Investment Company. The Borrower is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

            (q) Compliance with Law. Such Transaction Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except, in the case of the Servicer, where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

            (r) Compliance with Credit and Collection Policy. Such Transaction Party has complied in all material respects with the Credit and Collection Policy with regard to each Loan and the related Loan Documents, and has not made any change to such Credit and Collection Policy other than as permitted under
Section 7.2(b) and in compliance with the notification requirements in Section 7.1(a)(vii).

            (s) Payments to PMC. The Purchase Agreement is the only agreement pursuant to which the Borrower has acquired Loans. With respect to each Pool Loan transferred to the Borrower under the Purchase Agreement, the Borrower has given reasonably equivalent value to PMC in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by PMC of any Pool Loan under the Purchase Agreement is or may be voidable under any section of the Federal Bankruptcy Code.

            (t) Borrowing Limit. Immediately after giving effect to each Advance and each settlement on any Settlement Date hereunder, the Aggregate Principal is less than or equal to the Borrowing Limit as of such date.

            (u) Collection Information. The Borrower or the Servicer on its behalf has instructed all Obligors with respect to each Pool Loan, not later than one Business Day after the Borrower has acquired such Loan pursuant to the Purchase Agreement, to remit all Collections with respect to such Pool Loans to the Lockbox Account. The Lockbox Account is the only account to which Obligors have been instructed to remit Collections with respect to the Pool

Loans. The Borrower has not granted any Person, other than the Agent, "control" (within the meaning of Section 9-102 of any applicable enactment of the UCC) of the Lockbox Account or the right to take control of the Lockbox Account at a future time or upon the occurrence of a future event. The conditions and requirements set forth in Article III of the Servicing Agreement have at all times been satisfied and duly performed.

            (v) Accounting. Such Transaction Party accounts for the transactions contemplated by the Purchase Agreement as a sale from PMC to the Borrower except to the extent that such sales are not recognized under GAAP due to consolidated financial reporting.

            (w) Solvency. The Borrower: (i) is not "insolvent" (as such term is defined in Section 101(32)(A) of the Federal Bankruptcy Code), (ii) is able to pay its debts as they come due; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transactions in which it is about to engage.

            (x) Limited Business. The Borrower has not conducted any business and engages in no transaction except as expressly contemplated herein.

            (y) No Withholding. The Borrower is not subject to backup withholding, either because (i) it has not been notified that it is subject to backup withholding, or (ii) the Internal Revenue Service has notified the Borrower that it is no longer subject to backup withholding.

      Section 5.2 Alternate Lender Representations and Warranties. Each Alternate Lender hereby represents and warrants to the Agent and the Conduit Lender that:

            (a) Existence and Power. Such Alternate Lender is a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all organizational power to perform its obligations hereunder and under the Liquidity Agreement.

            (b) No Conflict. The execution and delivery by such Alternate Lender of this Agreement and the Liquidity Agreement and the performance of its obligations hereunder and thereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate
(i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Lien on its assets. This Agreement and the Liquidity Agreement have been duly authorized, executed and delivered by such Alternate Lender.

            (c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Alternate Lender of this Agreement or the Liquidity Agreement and the performance of its obligations hereunder or thereunder.

            (d) Binding Effect. Each of this Agreement and the Liquidity Agreement constitutes the legal, valid and binding obligation of such Alternate Lender enforceable against such Alternate Lender in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                                   ARTICLE VI
                             CONDITIONS OF ADVANCES

      Section 6.1 Conditions Precedent to Initial Advance. The initial Advance under this Agreement is subject to the conditions precedent that (a) the Agent shall have received on or before the date of such Advance those documents listed on Schedule B to this Agreement and (b) the Agent shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter.

      Section 6.2 Conditions Precedent to All Advances. Each Advance (including the initial Advance) and each rollover or continuation of any Advance shall be subject to the further conditions precedent that

            (a) (i) the Borrower or the Servicer on its behalf shall have delivered to the Agent on or prior to the date thereof, in form and substance satisfactory to the Agent, a Borrowing Notice, together with a schedule of Loans to be pledged hereunder and a calculation of the Borrowing Base after giving effect to the related Borrowing and (ii) the Servicer shall have delivered to the Agent on or prior to the date thereof, in form and substance satisfactory to the Agent, all Monthly Reports as and when due under the Servicing Agreement;

            (b) the Amortization Date shall not have occurred;

            (c) PMC shall, as custodian and bailee for the benefit of the Agent, be in possession of the Loan Files relating to all Pool Loans (including, without limitation, Loan Files relating to Loans that will become Pool Loans after giving effect to such Advance);

            (d) the Reserve Account Balance shall be equal to or greater than the Reserve Account Requirement;

            (e) the Agent shall have received such other approvals, opinions or documents as it may reasonably request; and

            (f) on the date thereof, the following statements shall be true (and acceptance of the proceeds of such Advance shall be deemed a representation and warranty by the Borrower that such statements are then true):

                  (i) the representations and warranties set forth in Section
      5.1 are true and correct on and as of the date of such Advance as though made on and as of such date;

                  (ii) no event has occurred and is continuing, or would result from such Advance (or the continuation thereof), that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Advance (or the continuation thereof), that would constitute an Unmatured Amortization Event; and

                  (iii) after giving effect to such Advance (or the continuation thereof), the Aggregate Principal will not exceed the Borrowing Limit as of such date.

                                  ARTICLE VII
                                   COVENANTS

      Section 7.1 Affirmative Covenants of the Transaction Parties. Until the Final Payout date, each Transaction Party hereby covenants, as to itself, as set forth below:

            (a) Reporting. Such Transaction Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent:

                  (i) Annual Reporting. Within 90 days after the close of each of its respective fiscal years, audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) of PMC for such fiscal year certified in a manner acceptable to the Agent by independent public accountants of recognized national standing;

                  (ii) Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of PMC as at the close of each such period and statements of income and a statement of cash flows for each such Person for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Chief Financial Officer;

                  (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by PMC's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be;

                  (iv) Statements and Reports. Promptly upon the furnishing thereof to the shareholders or partners of PMC, copies of all financial statements, reports and proxy statements so furnished;

                  (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports and reports on Forms 10-K, 10-Q or 8-K which any Transaction Party files with the Securities and Exchange Commission;

                  (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent or any Lender, copies of the same;

                  (vii) Change in Credit and Collection Policy. At least thirty
      (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to materially and adversely affect the collectibility of the Pool Loans or materially decrease the credit quality of any newly created Pool Loans, requesting the Agent's consent thereto;

                  (viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Pool Loans, the Records or the condition or operations, financial or otherwise, of such Transaction Party as the Agent may from time to time reasonably request in order to protect the interests of the Agent and the Lenders under or as contemplated by this Agreement; and

                  (ix) Locations of Records. At least thirty (30) days prior to the relocation of any of its Records, such Transaction Party shall deliver to the Agent an updated Schedule III which shall list the addresses of all offices where Records will be kept as of such date.

            (b) Notices. Such Transaction Party will notify the Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                  (i) Amortization Events or Unmatured Amortization Events. The occurrence of each Amortization Event and each Unmatured Amortization Event, by a statement of an Authorized Officer of such Transaction Party;

                  (ii) Judgments and Proceedings. (A) (1) The entry of any judgment or decree against the Servicer or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Servicer and its Subsidiaries could reasonably be expected to have a Material Adverse Effect, and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Borrower;

                  (iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect;

                  (iv) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement for borrowed money pursuant to which such Transaction Party or any Subsidiary thereof is a debtor or an obligor that could reasonably be expected to have a Material Adverse Effect;

                  (v) Notices under Purchase Agreement. Copies of all notices delivered under the Purchase Agreement; and

                  (vi) Downgrade. Any downgrade in the rating of any Indebtedness of PMC or any Subsidiary thereof by Moody's or S&P, setting forth the Indebtedness affected and the nature of such change.

            (c) Compliance with Laws and Preservation of Existence. Such Transaction Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Transaction Party will preserve and maintain its corporate or partnership existence, rights, franchises and privileges in the jurisdiction of its incorporation or organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.

            (d) Audits. Such Transaction Party will furnish to the Agent from time to time such information with respect to it and the Pool Loans as the Agent may reasonably request. Such Transaction Party will, from time to time during regular business hours as requested by the Agent upon reasonable notice and at the sole cost of such Transaction Party, permit the Agent, or its agents or representatives (and shall cause each Originator to permit the Agent or its agents or representatives): (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Pool Loans and the other Collateral, including, without limitation, the related Loan Documents, and (ii) to visit the offices and properties of such Transaction Party for the purpose of examining the materials described in clause
(i) above, and to discuss matters relating to such Transaction Party's financial condition or the Collateral or any Transaction Party's performance under any of the Transaction Documents or any Transaction Party's performance under the Loan Documents and, in each case, with any of the officers or employees of such Transaction Party having knowledge of such matters; provided, that prior to the occurrence of an Amortization Event, the Transaction Parties shall be obligated to pay the cost of only one audit of the Transaction Parties during any 12-month period beginning on the date hereof or any anniversary of the date hereof.

            (e) Keeping and Marking of Records and Books.

                  (i) Such Transaction Party will (and will cause each Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Pool Loans in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Loans (including, without limitation, records adequate to permit the immediate identification of all Available Collections of and adjustments to each Pool Loan). The Servicer will (and will cause each Originator to) give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                  (ii) Such Transaction Party will (and will cause each Originator to) within two (2) Business Days after the Closing Date, mark its master data processing records and other books and records relating to the Pool Loans with a legend, acceptable to the Agent, describing the Agent's security interest in the Collateral.

            (f) Compliance with Loan Documents and Credit and Collection Policy. Such Transaction Party will (and will cause each Originator to) timely and fully
(i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Loan Documents related to the Pool Loans, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Pool Loan and the related Loan Documents.

            (g) Rights Under Purchase Agreement. From and after the Termination Date, the Borrower will direct, instruct, or request any lawful action under the Purchase Agreement, including without limitation, in connection with enforcement of its rights thereunder, as instructed by the Agent; provided, however, that both before and after the Amortization Date, the Borrower shall deliver any lawful notice as directed by the Agent, the delivery of which is a condition precedent to any "Purchase Termination Event" under (and as defined in) the Purchase Agreement.

            (h) Performance and Enforcement of Purchase Agreement. The Borrower will, and will require PMC to, perform each of their respective obligations and undertakings under and pursuant to the Purchase Agreement, will purchase the Pool Loans thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to the Borrower under the Purchase Agreement. The Borrower will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent and the Lenders as assignees of Borrower) under the Purchase Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Purchase Agreement.

            (i) Location of Records. Such Transaction Party will keep its chief place of business and chief executive office and the offices where it keeps the Records at (i) the address(es) of the Borrower referred to on Exhibit III or
(ii) upon 30 days' prior written notice to the Agent, at any other location in the United States where all actions reasonably requested by the Agent to protect and perfect the interests of the Agent and the Lenders in the Pool Loans and the other Collateral have been taken and completed.

            (j) Ownership. The Borrower will (or will cause PMC to) take all necessary action to (i) vest legal and equitable title to the Collateral purchased under the Purchase Agreement irrevocably in the Borrower, free and clear of any Liens (other than Liens in favor of the Agent, for the benefit of the Secured Parties) including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Borrower's interest in such Collateral and such other action to perfect, protect or more fully evidence the interest of the Borrower therein as the Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Secured Parties, a valid and perfected first priority security interest in all Collateral, free and clear of any Liens, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (for the benefit of the Secured Parties) security interest in the Collateral and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Secured Parties as the Agent may reasonably request. The Borrower authorizes the Agent to file UCC financing or continuation statements, and amendments thereto and assignments thereof, relating to the Pool Loans and the other Collateral without the signature of the Borrower. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

            (k) Lenders' Reliance. The Borrower acknowledges that the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower's identity as a legal entity that is separate from PMC and the Servicer. Therefore, from and after the date of execution and delivery of this Agreement, each Transaction Party shall take all reasonable steps, including, without limitation, all steps that the Agent or any Lender may from time to time reasonably request, to maintain the Borrower's identity as a separate legal entity and to make it manifest to third parties that each of the Borrower and the General Partner is an entity with assets and liabilities distinct from those of PMC , the Servicer or any other Affiliates thereof (other than the Borrower and the General Partner, collectively, the "PMC Entities") and not just a division of any PMC Entity. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, each of the Borrower and the General Partner will:

                        (A) conduct its own business in its own name and require
            that all of its full-time employees, if any, identify themselves as such and not as employees of any PMC Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Borrower's employees);

                        (B) compensate all employees, consultants and agents
            from its own funds, for services provided to it by such employees, consultants and agents and, to the extent any such employee, consultant or agent is also an employee, consultant or agent of any PMC Entity, allocate the compensation of such employee, consultant or agent between it and such PMC Entity, on a basis that reflects the services rendered to it and such PMC Entity;

                        (C) if its office is located in the offices of any PMC
            Entity, the Borrower and/or the General Partner, if applicable, shall lease such office at a fair market rent;

                        (D) have separate stationery and any checks in its own
            name;

                        (E) conduct all transactions with each PMC Entity
            (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between it and such PMC Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                        (F) cause the General Partner to at all times have a
            Board of Managers consisting of three members, at least one member of which is an Independent Manager;

                        (G) observe all partnership or limited liability company
            formalities as a distinct entity, and ensure that all actions of the General Partner relating to (A) the selection, maintenance or replacement of the Independent Manager, (B) the dissolution or liquidation of the Borrower or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving the Borrower, are duly authorized by unanimous vote of the Board of Managers (including the Independent Manager) of the General Partner;

                        (H) maintain its books and records separate from those
            of each PMC Entity and otherwise readily identifiable as its own assets rather than assets of any PMC Entity;

                        (I) except as herein specifically otherwise provided,
            maintain its funds or other assets separate from, and not commingled with, those of any PMC Entity and only maintain bank accounts or other depository accounts to which it alone is the account party, into which it alone makes deposits and from which it alone (or the Agent hereunder) has the power to make withdrawals;

                        (J) pay all of its operating expenses from its own
            assets (except for certain payments by any PMC Entity or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

                        (K) operate its business and activities such that: it
            does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement, the Servicing Agreement and the Purchase Agreement as in effect on the Closing Date (a copy of which has been furnished to the Agent); and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement,
            (3) the incurrence of obligations, as expressly contemplated in the Purchase Agreement, to make payment to PMC thereunder for the purchase of Loans from PMC under the Purchase Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

                        (L) maintain its limited partnership or limited
            liability company existence in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its limited partnership agreement or limited liability company agreement, as applicable, in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;

                        (M) maintain the effectiveness of, and continue to
            perform under the Purchase Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Purchase Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Purchase Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent;

                        (N) maintain its separate existence such that it does
            not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated and/or permitted herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary; and

                        (O) take such other actions as are necessary on its part
            to ensure that the facts and assumptions set forth in the opinion issued by Locke Liddell & Sapp LLP, as counsel for the Borrower, in connection with the closing or initial Advance under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

            (l) Collections. Such Transaction Party will cause all Obligors to remit all Collections in respect of the Pool Loans by check, wire transfer or electronic funds transfer to the Lockbox Account. In the event that any Transaction Party shall receive any Collections relating to a Pool Loan, such Transaction Party shall receive such funds in trust for the Agent and shall deposit such funds in the Lockbox Account no later than the second Business Day following the date such Transaction Party obtains knowledge of such receipt. Such Transaction Party will take all steps necessary to comply with the requirements of Section 3.3 of the Servicing Agreement such Transaction Party shall cause the Lockbox Account to be subject to the Lockbox Agreement at all times.

            (m) Taxes. The Borrower will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Servicer will file all material tax returns and reports required by law to be filed by it and will promptly pay all material taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Borrower will pay when due any taxes payable in connection with the Pool Loans, exclusive of taxes on or measured by income or gross receipts of the Agent or any Lender. Neither the Borrower nor the General

Partner will make any election to be taxed as a "taxable REIT subsidiary" under the Tax Code. The Borrower will be a "qualified REIT subsidiary" within the meaning of Section 856(i)(2) of the Tax Code or an entity that is disregarded as an entity separate from its beneficial owner for federal income tax purposes.

            (n) Payment to PMC. With respect to any Loan purchased by the Borrower from PMC, such sale shall be effected under, and in strict compliance with the terms of, the Purchase Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to PMC in respect of the purchase price for such Loan.

      Section 7.2 Negative Covenants of the Transaction Parties. Until the Final Payout Date, each Transaction Party hereby covenants, as to itself, that:

            (a) Name Change, Offices and Records. Such Transaction Party will not change its name, identity, jurisdiction or form of organization or relocate its chief executive office at any time while the location of its chief executive office is relevant to perfection of the Agent's security interest, for the benefit of the Secured Parties, in the Collateral unless it shall have: (i) given the Agent at least thirty (30) days' prior written notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation.

            (b) Modifications to Loan Documents and Credit and Collection Policy. Such Transaction Party will not, and will not permit any Originator to, make any change to the Credit and Collection Policy that could materially and adversely affect the collectibility of the Pool Loans or materially decrease the credit quality of any newly created Pool Loans. Except as provided in the Servicing Agreement, the Servicer will not, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Pool Loan or any Loan Documents related thereto other than in accordance with the Credit and Credit and Collection Policy.

            (c) Change in Business. Neither the Borrower nor the General Partner will make any change in the character of its business.

            (d) Sales, Liens. Except as otherwise provided in Section 8.7, the Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Lien upon (including, without limitation, the filing of any financing statement) or with respect to, any of the Collateral, or assign any right to receive income with respect thereto (other than, in each case, the creation of a security interest therein in favor of the Agent as provided for herein), and the Borrower will defend the right, title and interest of the Secured Parties in, to and under any of the foregoing property, against all claims of third parties claiming through or under Borrower or any Originator. The General Partner will not create or suffer to exist any Lien upon its assets or properties.

            (e) Use of Proceeds. The Borrower will not use the proceeds of the Advances for any purpose other than (i) paying for Loans and the other Collateral under and in accordance with the Purchase Agreement, (ii) paying its ordinary and necessary operating expenses when and as due, and (iii) making Restricted Junior Payments to the extent permitted under this Agreement.

            (f) Restricted Junior Payments. The Borrower will not make any Restricted Junior Payment; provided, that prior to the Amortization Date, the Borrower may make Restricted Junior Payments out of Collections released pursuant to Section 2.2(c)(vii) hereof so long as (i) no Amortization Event or Unmatured Amortization Event shall then exist or would result therefrom and (ii) such Restricted Junior Payments have been approved by all necessary action on the part of the General Partner and in compliance with all applicable laws.

            (g) Indebtedness. Neither the Borrower nor the General Partner will incur or permit to exist any Indebtedness or liability on account of deposits except: (i) the Obligations and (ii) other current accounts payable arising in the ordinary course of business and not overdue.

            (h) Guarantees. Neither the Borrower nor the General Partner will guarantee, endorse or otherwise be or become contingently liable (including by agreement to maintain balance sheet tests) in connection with the obligations of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business and reimbursement and indemnification obligations in favor of the Agent, any Lender or any Indemnified Party as provided for under this Agreement.

            (i) Merger, Consolidation. Neither the Borrower nor the General Partner will sell any equity interest to any Person (other than the Persons holding such equity interests on the Closing Date) or consolidate with or merge into or with any Person, or purchase or otherwise acquire all or substantially all of the assets or capital stock, or other ownership interest of, any Person or from any Subsidiary, or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, except as expressly provided or permitted under the terms of this Agreement or as consented to by the Agent.

            (j) Limitations on Transactions with Affiliates. Neither the Borrower nor the General Partner will enter into, or be a party to any transaction with any Affiliate of the Borrower, except for:

                  (i) the transactions contemplated hereby, by the Purchase Agreement and by the other Transaction Documents; and

                  (ii) to the extent not otherwise prohibited under this Agreement, other transactions in the nature of employment contracts and directors' or manager's fees, upon fair and reasonable terms materially no less favorable to the Borrower than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

            (k) Limitation on Investments. The Borrower will not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except for Eligible Investments and the purchase and receipt of capital contributions of Loans and related assets pursuant to the terms of the Purchase Agreement.

            (l) Prohibition on Additional Negative Pledges. The Borrower will not enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Lien upon the Collateral except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents.

            (m) Transaction Documents. The Borrower will not terminate, amend or otherwise modify the Purchase Agreement or any other Transaction Document, or grant any waiver or consent thereunder.

            (n) Organizational Documents. Neither the Borrower nor the General Partner will change, amend, alter or otherwise modify its certificate of limited partnership or limited partnership agreement or its certificate of formation or limited liability company agreement, as applicable, except for amendments of its limited partnership agreement or limited liability company agreement, as the case may be, permitted by Section 7.1(k)(L) hereof and with respect to which the Agent has been given prior written notice.

            (o) Change in Payment Instructions to Obligors. Such Transaction Party will not make any change in its instructions to Obligors regarding making Collections in respect of the Pool Loans by check, wire transfer or electronic funds transfer to the Lockbox Account.

            (p) Treatment as Sales. The Borrower will not account for or treat (whether in financial statements or otherwise) the transactions contemplated by the Purchase Agreement in any manner other than as the sale and/or absolute conveyance of the Pool Loans by PMC to the Borrower.

                                  ARTICLE VIII
                                 THE POOL LOANS

      Section 8.1 Loan Documents.

            (a) On or prior to each Transfer Date, and at all times thereafter (except as provided herein) the Borrower shall cause PMC to prepare and hold in trust, as custodian and bailee for the Agent, each of the following documents and instruments with respect to each Loan to be purchased by the Borrower on such date:

                  (i) the original Underlying Note, endorsed in blank, with all intervening endorsements showing a complete chain of title from the Originator of such Pool Loan to the Borrower, or a copy of such original Underlying Note with an accompanying Lost Note Affidavit;

                  (ii) the original Mortgage (or to the extent the original Mortgage is not available, a certified copy or duplicate original), with evidence of recording thereon; provided that if the original Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Originator by such recording office, the Borrower shall cause the Originator to prepare and hold in trust as custodian and bailee for the Agent (or, if an Amortization Event has occurred, deliver to the Agent) a true copy of such original Mortgage certified by PMC, together (if an Amortization Event has occurred) with a certificate of PMC certifying that such original Mortgage has been so delivered to such recording office; in all such instances, the Borrower shall cause PMC to set aside and hold in trust as custodian and bailee for the Agent (or, if an Amortization Event has occurred, deliver to the Agent) the original recorded mortgage promptly upon receipt thereof;

                  (iii) the original attorney's opinion of title or the original policy of title insurance (or to the extent not available, a certified copy thereof); provided that if any such original policy of title insurance has not yet been received by the Originator, the Borrower shall cause PMC to set aside and hold in trust as custodian and bailee for the Agent (or, if an Amortization Event has occurred and is continuing, deliver to the Agent) a copy of such policy or a title insurance binder or commitment for the issuance of such policy;

                  (iv) an original Assignment of Mortgage, with evidence of recording thereon, evidencing a complete chain of title of the applicable Mortgage from the Originator to the Borrower, provided that if such original Assignment of Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Originator by such recording office, the Borrower shall cause PMC to deliver to the Agent a true copy of such original Assignment of Mortgage certified by PMC, together with a certificate of PMC certifying that such original Assignment of Mortgage has been so delivered to such recording office; in all such instances, the Borrower shall cause PMC deliver to the Agent any such original Assignments of Mortgage promptly upon receipt thereof; and

                  (v) originals of all assumption and modification agreements, if any.

            (b) The Borrower hereby represents and warrants that PMC is in possession of all Loan Documents with respect to the Pool Loans and all such Loan Documents are included in the related Loan File. Prior to the occurrence of an Amortization Event, PMC shall, as custodian and bailee for the benefit of the Agent, be entitled to maintain possession of the Loan Files relating to the Pool Loans. In the event, however, that possession of any such Loan Files is required by any Person (including the Agent) acting as Servicer pursuant to this Agreement in order to carry out the duties of the Servicer hereunder, then such successor Servicer shall be entitled to request delivery, at the expense of PMC, of such Loan Files and to retain such Loan Files for servicing purposes.

            (c) The Borrower hereby represents and warrants to the Agent that PMC has made the appropriate entries in its general accounting records, to indicate that the Pool Loans have been transferred to the Borrower and constitute part of the Collateral in accordance with the terms of this Agreement.

            (d) Not later than ten (10) Business Days after the occurrence and during the continuance of an Amortization Event, the Borrower shall cause PMC to deliver to the Agent with respect to each Pool Loan, all Loan Files (including the documents referred to in Section 8.2(a) above) in such manner as the Agent may reasonably request.

In the event any such Loan File relating to one or more Pool Loans is not so delivered to the Agent within such ten (10) Business Day period, the Borrower shall cause PMC to repurchase such Pool Loan at the related Purchase Price in accordance with Section 8.3.

            (e) If at any time Servicer or the Agent finds any document constituting a part of the Loan File not to have been executed or received or to be unrelated to the Pool Loans identified in the Loan Schedule or, if in the course of its review, the Servicer or the Agent determines that such Loan File does not include any of the documents required to be included therein pursuant to this Section 8.01 or is otherwise defective in any material respect, the Servicer or the Agent, as the case may be, shall notify the other parties hereto, and the Borrower shall have a period of fifteen (15) Business Days after such notice (subject to Section 8.2) within which to cause PMC to either (i) correct or cure any such defect or (ii) to purchase such Pool Loan at the related Purchase Price in accordance with Section 8.3 or substitute an Eligible Substitute Loan therefor in accordance with Section 8.5; provided, that if the Borrower is diligently attempting to cure such defect and such defect is reasonably capable of being cured, then Borrower shall have an additional five
(5) Business Days to effect such cure or purchase. Notwithstanding anything herein to the contrary, it is understood and agreed that the Agent shall have no responsibility for reviewing any Loan File.

            (f) Not later than fifteen (15) Business Days after the occurrence and during the continuance of an Amortization Event, the Borrower shall, with respect to each Pool Loan, at its expense, prepare and record an Assignment of Mortgage in favor of the Agent (which may be a blanket assignment if permitted by applicable law) in the appropriate real property or other records. The Agent is hereby appointed as the attorney-in-fact of the Borrower with the power to prepare, execute and record Assignments of Mortgages and endorsements to the Underlying Notes in the event that the Borrower fails to do so on a timely basis as provided in this paragraph.

      Section 8.2 Document Defects. If the Borrower is given notice of an omission or defect under Section 8.1 and if PMC or the Borrower does not correct or cure such omission or defect within the fifteen (15) or twenty (20) Business Day period provided by Section 8.1(e), whichever is applicable, the Borrower shall cause the Originator to either (i) purchase the related Pool Loan from the Borrower at the Purchase Price in accordance with Section 8.3 and the Purchase Agreement or (ii) substitute an Eligible Substitute Loan for such Pool Loan in accordance with Section 8.5 and the Purchase Agreement.

      Section 8.3 Repurchase of Pool Loans. The Purchase Price for any Pool Loan which is purchased by PMC pursuant to this Article VIII shall be deposited in the Collection Account no later than the earlier of (x) the Business Day prior to the Settlement Date immediately following the date such obligation arises and
(y) the Business Day prior to the Borrowing Date immediately following the date such obligation arises. Upon receipt by the Agent of an Officer's Certificate of the Servicer confirming that such Purchase Price has been so remitted or deposited, the related Loan File shall be released to PMC and the Agent shall execute and deliver such instruments of release, prepared by and at the expense of the Borrower, in each case without recourse, representation or warranty, as shall be necessary to release the Agent's security interest therein. The Servicer, promptly following the transfer of (i) a Defective Loan from the Borrower in accordance with this Section 8.3 or of a Defaulted Loan in accordance with Section 8.5 of this

Agreement or (ii) a Substitute Loan or Additional Loan to the Borrower pursuant to Section 8.5 or Section 8.6, as the case may be, shall amend the Loan Schedule in accordance with such Section and deliver a copy of such amended Schedule to the Agent and make (and cause PMC to make) appropriate entries in its general account records to reflect such transfer and the addition of any Substitute Loan or Additional Loan, if applicable.

      Section 8.4 Representations and Warranties Regarding the Loans.

            (a) The Borrower hereby represents and warrants to the Agent and the Lenders as of the Closing Date, each Borrowing Date, each Settlement Date and each Transfer Date that each of the representations and warranties set forth in the Eligibility Criteria are true and correct (i) with respect to each Pool Loan included in the Borrowing Base as an Eligible Loan on such date and (ii) in the case of any Transfer Date, with respect to each Loan being transferred to the Borrower on such date.

            (b) With respect to the representations and warranties set forth in the Eligibility Criteria that are made to the best of any Transaction Party's knowledge or as to which the Transaction Parties have no knowledge, if it is discovered by any Transaction Party, any Lender or the Agent that the substance of such representation and warranty is inaccurate then, notwithstanding the lack of knowledge by any Transaction Party with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty for purposes of this Section 8.4.

            (c) It is understood and agreed that the representations and warranties set forth in the Eligibility Criteria shall survive the contribution of the Pool Loans to the Borrower, the grant of a security interest in the Pool Loans to the Agent and the delivery of the respective Loan Files pursuant to
Section 8.1.

            (d) Upon discovery by any Transaction Party, any Lender or the Agent of a breach of any of the representations and warranties set forth in the Eligibility Criteria, without regard to any limitation set forth therein concerning the knowledge of any Transaction Party as to the facts stated therein, the party discovering such breach shall give prompt written notice to the other parties. Not later than fifteen (15) Business Days after its discovery or its receipt of notice of any material breach, the Borrower shall cause PMC to either (i) cure such breach or (ii) purchase such Pool Loan from the Borrower at the applicable Purchase Price in accordance with Section 8.3 and the Purchase Agreement or substitute an Eligible Substitute Loan for such Loan in accordance with Section 8.5 and the Purchase Agreement; provided, that if the Borrower is diligently attempting to cure such defect and such defect is reasonably capable of being cured, then Borrower shall have an additional five (5) Business Days to effect such cure or purchase.

      Section 8.5 Substitution of Loans.

            (a) On or before the date on which the Borrower would otherwise be required to cause PMC to repurchase a Defective Loan under Section 8.2 or 8.4, so long as no Amortization Event has occurred and is continuing, the Borrower may cause PMC to transfer and assign to the Borrower, in accordance with the Purchase Agreement and this Section 8.5, one or more Eligible Substitute Loans in substitution for any one or more of such Defective Loans. In addition, so long as no Amortization Event has occurred and is continuing, subject to the limitation set forth in Section 8.5(c) below, the Borrower may in its sole discretion cause PMC to transfer and assign to the Borrower, in accordance with the Purchase Agreement and this Section 8.5, one or more Eligible Substitute Loans in substitution for any one or more Defaulted Loans. In connection with any such substitution for a Defective Loan or Defaulted Loan, the Servicer shall calculate the Substitution Adjustment, if any, and shall cause PMC to deposit such amount to the Collection Account on or before the applicable Substitution Date. Notwithstanding anything herein to the contrary, no substitution may be made pursuant to this Section 8.5 or the Purchase Agreement at any time on or after the Amortization Date.

            (b) The Borrower shall provide the Servicer and the Agent with not less than five Business Days' prior written notice of its intention to effect a substitution under this Section 8.5. On the date such substitution is to occur (the "Substitution Date"), the Servicer shall (i) cause PMC to transfer and assign to the Borrower in accordance with the Purchase Agreement the Eligible Substitute Loans to be substituted for the Deleted Loans, (ii) deliver to the Agent a list of the Deleted Loans to be substituted for by such Eligible Substitute Loans, (iii) deliver to the Agent an Officer's Certificate of the Servicer (A) stating that no Amortization Event shall have occurred and be continuing, (B) stating that the aggregate Principal Balance (determined as of the applicable Substitution Date) of all Eligible Substitute Loans that have been substituted for Defaulted Loans since the date of the most recent Term Securitization, or, if no Term Securitization has occurred, since the Closing Date (including the Eligible Substitute Loans being substituted on such Substitution Date but excluding Eligible Substitute Loans substituted for Defective Loans pursuant to Section 8.5(a) above), does not exceed an amount equal to 15% of the highest Pool Principal Balance since the date of the most recent Term Securitization, or, if no Term Securitization has occurred, since the Closing Date, (C) stating that each Loan being substituted on that Substitution Date is an Eligible Substitute Loan and that all conditions precedent to such substitution specified in this Section 8.5 and in the Purchase Agreement have been satisfied and attaching as an exhibit a supplemental Loan Schedule (a "Supplemental Loan Schedule") setting forth for each Substitute Loan the same type of information as appears on the Loan Schedule and representing and warranting that such information is true and correct and (D) stating that the representations and warranties contained in the Eligibility Criteria are true and correct with respect to the Substitute Loans on and as of such Substitution Date, and (iv) deliver to the Agent a certificate stating that cash in the amount of the related Substitution Adjustment, if any, has been remitted to the Servicer or deposited to the Collection Account, as applicable. Upon receipt of the foregoing and confirmation of the contents thereof, the Agent shall, at the expense of the Borrower, release its security interest in such Deleted Loans without recourse, representation or warranty.

            (c) Concurrently with the satisfaction of the conditions set forth in Sections 8.5(a) and (b) above and the transfer of such Substitute Loans to the Borrower in accordance with this Section 8.5, Schedule C to this Agreement shall be deemed to be amended to exclude all Deleted Loans being replaced by such Substitute Loans and to include the information set forth on the Supplemental Loan Schedule with respect to such Substitute Loans, and all references in this Agreement and the other Transaction Documents to Loans shall include such Substitute Loans.

      Section 8.6 Addition of Loans.

            (a) So long as no Amortization Event has occurred and is continuing, Borrower may purchase additional Eligible Loans from PMC pursuant to and in accordance with the terms of the Purchase Agreement and this Section 8.6. Notwithstanding anything herein to the contrary, no such purchase may be made by the Borrower at any time on or after the Amortization Date.

            (b) In the event the Borrower elects to purchase a Loan under the Purchase Agreement at any time after the Closing Date, the Borrower shall provide the Servicer and the Agent with not less than two Business Days' prior written notice of such purchase. On the date such purchase is to occur (the "Addition Date"), the Borrower shall deliver to the Agent an Officer's Certificate of the Borrower (i) stating that no Amortization Event shall have occurred and be continuing, (ii) stating that each Loan being purchased by the Borrower on that Addition Date is an Eligible Loan, that all conditions precedent to such purchase specified in the Purchase Agreement and this Section
8.6 have been satisfied and that the purchase price for such Loan has been (or will be by the close of business on the applicable Addition Date) paid in full in accordance with the terms of the Purchase Agreement out of funds of the Borrower available for such purpose on such date, (iii) attaching as an exhibit a Supplemental Loan Schedule setting forth for each Additional Loan the same type of information as appears on the Loan Schedule and representing and warranting that such information is true and correct and (iv) stating that the representations and warranties contained in the Eligibility Criteria are true and correct with respect to the Loans to be purchased by the Borrower on and as of such Addition Date.

            (c) Concurrently with the transfer of any Additional Loans to the Borrower pursuant to the Purchase Agreement, Schedule C to this Agreement shall be deemed to be amended to include the information set forth on the Supplemental Loan Schedule with respect to such Additional Loans, and all references in this Agreement and the other Transaction Documents to Loans shall include such Additional Loans.

      Section 8.7 Term Securitizations. The Borrower may from time to time enter into one or more transactions (each a, "Term Securitization") pursuant to which the Borrower sells some or all of the Pool Loans as of a specified cut-off date if (i) the net proceeds payable to the Borrower in connection with any Term Securitization are equal to or greater than the Required Takeout Price on the date of such sale and (ii) the Borrower has directed the buyer of the Pool Loans subject to such Term Securitization in writing (with a copy to the Agent) to remit such net proceeds of the Pool Loans directly to the Collection Account. Upon receipt by the Agent of confirmation that the net proceeds of the purchase price for the Pool Loans that are subject to a Term Securitization have been credited to the Collection Account, (x) the Agent shall apply such net proceeds to reduce the Aggregate Principal ratably among all Lenders and to pay any other Obligations included in the calculation of the Required Takeout Price and (y) the related Loan Files shall be released to the buyer thereof and the Agent shall execute and deliver such instruments of release, prepared by and at the expense of the Borrower, in each case without recourse, representation or warranty, as shall be necessary to release the Agent's security interest therein. Promptly following a sale of Pool Loans by the Borrower in connection with any Term Securitization, the Servicer shall amend the Loan Schedule and deliver a copy of such amended

Schedule to the Agent and make appropriate entries in its general accounting records to reflect such sale.

                                   ARTICLE IX
                               AMORTIZATION EVENTS

      Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

            (a) Any Transaction Party or PMC shall fail (i) to make any payment or deposit of any amount consisting of Aggregate Principal, Interest or CP Costs required hereunder when due and such failure shall continue unremedied for one
(1) Business Day or (ii) to make any payment or deposit of any other amount required to be made by it under the Transaction Documents when due and such failure shall continue unremedied for two (2) Business Days; or

            (b) Any representation, warranty, certification or statement made by any Transaction Party or PMC in any Transaction Document to which it is a party or in any other document delivered pursuant thereto shall prove to have been incorrect when made or deemed made; provided, that a breach of any representation or warranty made by the Borrower with respect to one or more Loans pursuant to Section 8.4 shall not constitute an Amortization Event hereunder if the Borrower causes PMC to comply with Section 8.4 by either (i) curing such breach, (ii) purchasing such Pool Loan from the Borrower at the applicable Purchase Price in accordance with Section 8.3 or (iii) substituting an Eligible Substitute Loan for such Loan in accordance with Section 8.5; or

            (c) Any Transaction Party or PMC shall fail to perform or observe any covenant or agreement (i) set forth in Section 7.1(a)(iv), 7.1(a)(vi), 7.1(a)(viii), 7.1(c), 7.1(e) or 7.1(m) and such failure shall continue for thirty (30) consecutive days or (ii) under any Transaction Document (other than as referred to in clause (i) of this paragraph (c) or Section 9.1(a)) and such failure shall continue unremedied for five (5) Business Days; or

            (d) Failure of the Borrower to pay any Indebtedness (other than the Obligations) when due or the default by the Borrower in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Borrower shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or

            (e) (i) PMC fails to make any payment in respect of any Indebtedness of PMC when due, (ii) any default or other event or condition occurs or exists beyond the applicable grace or cure period, the effect of which is to permit any holder of Indebtedness of PMC to cause (whether or not it elects to cause) any of such Indebtedness to become due before its stated maturity or regularly scheduled payment dates, or (iii) any of such Indebtedness is declared to be due and payable or required to be prepaid by PMC before its stated maturity; or

            (f) An Event of Bankruptcy shall occur with respect to any Transaction Party or PMC; or

            (g) A Change of Control shall occur with respect to any Transaction Party or PMC; or

            (h) (i) One or more final judgments for the payment of money shall be entered against Borrower or (ii) PMC fails, within 10 days after entry, to pay, bond, or otherwise discharge any one or more judgments or orders for the payment of money (not paid or fully covered by insurance) in excess of $1,000,000 (individually or collectively) or the equivalent thereof in another currency or currencies, or any warrant of attachment, sequestration, or similar proceeding against PMC's assets having a value (individually or collectively) of $1,000,000 or the equivalent thereof in another currency or currencies, which is not either (a) stayed on appeals; (b) being diligently contested in good faith by appropriate proceedings with adequate reserves having been set aside on the books of PMC in accordance with GAAP, or (c) dismissed by a court of competent jurisdiction; or

            (i) This Agreement or any other Transaction Document shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of the Borrower, the Servicer or PMC, or any of the Borrower, the Servicer or PMC shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability thereof; or

            (j) The Agent for the benefit of the Lenders shall cease to have a valid and perfected first priority security interest in the Collateral; or

            (k) A "Purchase Termination Event" shall occur under the Purchase Agreement; or

            (l) The Borrower shall fail to comply with Section 1.5; or

            (m) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Tax Code with regard to any of the Collateral and such lien shall not have been released within fifteen (15) Business Days after the Borrower obtains notice thereof, or the PBGC shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the Collateral; or

            (n) Any event shall occur which has, or could be reasonably expected to have a Material Adverse Effect; or

            (o) As of any Reporting Date, (i) the average of the Serviced Pool Delinquency Ratios as of the end of the Monthly Period that is two Monthly Periods preceding the Monthly Period in which such Reporting Date occurs and the two preceding Monthly Periods shall exceed 2.00% or (ii) if the average of the Serviced Pool Delinquency Ratios as of the end of the Monthly Period that is two Monthly Periods preceding the Monthly Period in which such Reporting Date occurs and the preceding Monthly Period shall exceed 2.00%, the average of the Serviced Pool Delinquency Ratios as of the end of the Monthly Period that is one Monthly Period preceding the Monthly Period in which such Reporting Date occurs and the two preceding Monthly Periods shall exceed 2.00%; or

            (p) As of the end of any Monthly Period, (i) the average of the Delinquency Ratios as of the end of such Monthly Period and the two preceding Monthly Periods shall exceed 5.00% and (ii) the average of the aggregate Principal Balances of all Pool Loans that are Delinquent Loans as of the end of such Monthly Period and the two preceding Monthly Periods shall exceed $4,000,000; or

            (q) As of the end of any Monthly Period, the average of the Non-Performing Pool Loan Balances as of the end of such Monthly Period and the two preceding Monthly Periods shall exceed $5,000,000; or

            (r) As of the close of business on any Settlement Date, the Reserve Account Balance is less than the Reserve Account Requirement (determined after giving effect to all deposits, distributions and Advances pursuant to this Agreement) and the Reserve Account Balance shall remain less than the Reserve Account Requirement as of the close of business on the next succeeding Settlement Date (determined after giving effect to all deposits, distributions and Advances pursuant to this Agreement); or

            (s) The Borrower shall fail to consummate at least one Term Securitization during the eighteen (18) month period following the Closing Date; or

            (t) the Excess Spread Percentage for any Settlement Date is less than 2.00%; or

            (u) PMC shall fail to comply with any of the covenants set forth on Schedule F hereto.

      Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Alternate Lenders shall, take any of the following actions: (i) replace the Person then acting as Servicer if the Agent has not already done so, (ii) exercise its right to take exclusive control of the Lockbox and Lockbox Account and (iii) declare the Amortization Date to have occurred, whereupon the Aggregate Commitment shall immediately terminate and the Amortization Date shall forthwith occur, all without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Transaction Party; provided, however, that upon the occurrence of an Event of Bankruptcy with respect to any Transaction Party or PMC, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Transaction Party, (iii) sell the Pool Loans, (iv) exercise all rights and remedies of a secured party upon default under the UCC and other applicable laws, and (v) notify the related Obligors of the Agent's security interest in the Pool Loans and other Collateral. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent and the Lenders otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

      Section 9.3 Responsibilities of Borrower. Anything herein to the contrary notwithstanding, the exercise by the Agent and the Lenders of their rights hereunder shall not release the Servicer, PMC or the Borrower from any of their duties or obligations with respect to any Pool Loans or under the related Loan Documents. The Lenders shall have no obligation or liability with respect to any Pool Loans or related Loan Documents, nor shall any of them be obligated to perform the obligations of the Borrower.

                                    ARTICLE X
                                INDEMNIFICATION

      Section 10.1 Indemnities by the Borrower. Without limiting any other rights that the Agent or any Lender may have hereunder or under applicable law, the Borrower hereby agrees to indemnify (and pay upon demand to) the Agent, the Conduit Lender, each of the Alternate Lenders and each of the respective assigns, officers, directors, agents and employees of the foregoing (each, an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or any other Transaction Document or the acquisition, either directly or indirectly, by a Lender of an interest in the Loans, excluding, however, in all of the foregoing instances:

            (a) Indemnified Amounts to the extent such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

            (b) Indemnified Amounts to the extent the same includes losses in respect of Pool Loans that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

            (c) franchise taxes and taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Lenders of Loans as a loan or loans by the Lenders to Borrower secured by the Collateral;

provided, however, that nothing contained in this sentence shall limit the liability of the Borrower or limit the recourse of the Lenders to the Borrower for amounts otherwise specifically provided to be paid by such Transaction Party under the terms of this Agreement or the Servicing Agreement. Without limiting the generality of the foregoing indemnification, Borrower shall indemnify the Agent and the Lenders for Indemnified Amounts (including, without limitation, losses in respect of uncollectible Pool Loans, regardless of whether reimbursement therefor would constitute recourse to Borrower) relating to or resulting from:

                  (i) any representation or warranty made by any Transaction Party or PMC (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                  (ii) the failure by the Borrower, the Servicer or PMC to comply with any applicable law, rule or regulation with respect to any Pool Loan or Loan Document related thereto, or the nonconformity of any Pool Loan or Loan Document included therein with any such applicable law, rule or regulation or any failure of the Borrower, the Servicer or PMC to keep or perform any of its obligations, express or implied, with respect to any Loan Document;

                  (iii) any failure of the Borrower, the Servicer or PMC to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                  (iv) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Loan (including, without limitation, a defense based on such Pool Loan or the related Loan Document not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

                  (v) the commingling of any collections of Pool Loans at any time with other funds;

                  (vi) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Advance, the Collateral or any other investigation, litigation or proceeding relating to the Borrower, the Servicer or PMC in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                  (vii) any inability to litigate any claim against any Obligor in respect of any Pool Loan as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                  (viii) any Amortization Event;

                  (ix) any failure of the Borrower to acquire and maintain legal and equitable title to, and ownership of any of the Collateral from PMC, free and clear of any Lien (other than as created hereunder); or any failure of the Borrower to give reasonably equivalent value to PMC under the Purchase Agreement in consideration of the transfer by PMC of any Pool Loan, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

                  (x) any failure to vest and maintain vested in the Agent for the benefit of the Lenders, or to transfer to the Agent for the benefit of the Secured Parties, a valid first priority perfected security interests in the Collateral, free and clear of any Lien (except as created by the Transaction Documents);

                  (xi) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Collateral, and the proceeds thereof, whether at the time of any Advance or at any subsequent time;

                  (xii) any action or omission by any Transaction Party which reduces or impairs the rights of the Agent or the Lenders with respect to any Collateral or the value of any Collateral;

                  (xiii) any attempt by any Person to void any Advance or the Agent's security interest in the Collateral under statutory provisions or common law or equitable action;

                  (xiv) the failure of any Pool Loan included in the calculation of the Borrowing Base as an Eligible Loan to be an Eligible Loan at the time so included; and

                  (xv) any environmental claim or liability relating to or arising out of any Mortgaged Property or REO Property.

      Section 10.2 Indemnities by the Servicer. Without limiting any other rights that an Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts that may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to:

            (a) any representation or warranty made by the Servicer (or any officers of Servicer) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by the Servicer pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

            (b) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Pool Loan or Loan Document related thereto;

            (c) any failure of Servicer to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

            (d) the commingling of any collections of the Pool Loans at any time with other funds;

            (e) any action or omission by Servicer which reduces or impairs the rights of the Agent or the Lenders with respect to any Collateral or the value of any Collateral; and

            (f) any inaccuracy in any report delivered by the Servicer.

      Section 10.3 Increased Cost and Reduced Return. If after the Closing Date, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy), any accounting principles or any change in any of the foregoing, or any change in the interpretation or administration thereof by any governmental authority, the Financial Accounting Standards Board ("FASB"), any central bank or any comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority or agency (a "Regulatory Change"): (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Loans, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, within fifteen (15) days after demand by the Agent (which demand shall be accompanied by a certificate setting forth, in reasonable detail, the basis of such demand and the methodology for calculating, and the calculation of, the amounts claimed by the Funding Source), the Borrower shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction. If less than all of the Funding Sources claim reimbursement from the Seller under this Section 10.3, each Funding Source claiming reimbursement shall be obligated, at the request of the Borrower, to assign all of its rights and obligations hereunder to (a) an Alternate Lender if such Alternate Lender accepts such assignment or (b) another financial institution nominated by the Borrower that is acceptable to the Agent and the Conduit Lender and is willing to participate in this Agreement through the then current Scheduled Termination Date in place of such Funding Source; provided, that (i) the Funding Source that is being replaced receive payment in full, pursuant to an assignment agreement, of an amount equal to all accrued and unpaid amounts owing to such Funding Source in connection with the transactions contemplated by this Agreement, including, without limitation, all principal, interest, fees, costs and expenses and (ii) the replacement Funding Source proposed by the Borrower otherwise satisfies the requirements of Section 12.1(b).

      Section 10.4 Other Costs and Expenses. The Borrower shall pay to the Agent and the Conduit Lender on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of the Conduit Lender's auditors auditing the books, records and procedures of Borrower, reasonable fees and out-of-pocket expenses of legal counsel for the Conduit Lender and the Agent with respect thereto and with respect to advising the Conduit Lender and the Agent as to their respective rights and remedies under this Agreement. The Borrower shall pay to the Agent on demand any and all costs and expenses of the Agent and the Lenders, if any, including reasonable counsel fees and expenses in connection with any amendment to this Agreement or any other Transaction Document, the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

                                   ARTICLE XI
                                    THE AGENT

      Section 11.1 Authorization and Action. Each Lender hereby designates and appoints JPMorgan Chase to act as its agent under the Transaction Documents and under the Liquidity Agreement, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Liquidity Agreement or the Transaction Documents, together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth in the Liquidity Agreement or in any Transaction Document, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into the Liquidity Agreement or any Transaction Document or otherwise exist for the Agent. In performing its functions and duties under the Liquidity Agreement and the Transaction Documents, the Agent shall act solely as agent for the Lenders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Transaction Party or any of such Transaction Party's successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to the Liquidity Agreement or any Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Obligations.

      Section 11.2 Delegation of Duties. The Agent may execute any of its duties under the Liquidity Agreement and each Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

      Section 11.3 Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with the Liquidity Agreement or any Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Transaction Party contained in the Liquidity Agreement, any Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, any Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Liquidity Agreement or any Transaction Document or any other document furnished in connection therewith, or for any failure of any Transaction Party to perform its obligations under any Transaction Document, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, any Transaction Document, or to inspect the properties, books or records of the Transaction Parties. The Agent shall not be deemed to have knowledge of any Amortization Event or Unmatured Amortization Event unless the Agent has received notice from a Transaction Party or a Lender.

      Section 11.4 Reliance by Agent. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under the Liquidity Agreement or any Transaction Document unless it shall first receive such advice or concurrence of the Conduit Lender or the Required Alternate Lenders or all of the Lenders, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Lenders, provided, that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Conduit Lender or the Required Alternate Lenders or all of the Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

      Section 11.5 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Transaction Party, shall be deemed to constitute any representation or warranty by the Agent. Each Lender represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and made its own decision to enter into the Liquidity Agreement, the Transaction Documents and all other documents related thereto.

      Section 11.6 Reimbursement and Indemnification. The Alternate Lenders agree to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Transaction Parties (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Transaction Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Lenders, in connection with the administration and enforcement of the Liquidity Agreement and the Transaction Documents.

      Section 11.7 Agent in its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as though the Agent were not the Agent hereunder. With respect to the making of Loans pursuant to this Agreement, the Agent shall have the same rights and powers under the Liquidity Agreement and this Agreement in its individual capacity as any Lender and may exercise the same as though it were not the Agent, and the terms "Alternate Lender," "Lender," "Alternate Lenders" and "Lenders" shall include the Agent in its individual capacity.

      Section 11.8 Successor Agent. The Agent may, upon five (5) days' notice to the Transaction Parties and the Lenders, and the Agent will upon the direction of all the Lenders (other than the Agent, in its individual capacity), resign as Agent . If the Agent shall resign, then the Required Alternate Lenders during such five-day period shall appoint, from among the remaining Alternate Lenders, a successor Agent, whereupon such successor Agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. If for any reason no successor Agent is appointed by the Required Alternate Lenders during such five-day period, then effective upon the termination of such five day period, the Lenders shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and the Borrower and the Servicer (as applicable) shall make all payments in respect of the Obligations directly to the applicable Lenders and for all purposes shall deal directly with the Lenders. Upon resignation or replacement of any Agent in accordance with this
Section 11.8, the retiring Agent shall execute such UCC-3 assignments and amendments, and assignments and amendments of the Liquidity Agreement and the Transaction Documents, as may be necessary to give effect to its replacement by a successor Agent. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                  ARTICLE XII
                           ASSIGNMENTS; PARTICIPATIONS

      Section 12.1 Assignments.

            (a) Each of the Agent, the Transaction Parties and the Alternate Lenders hereby agrees and consents to the complete or partial assignment by the Conduit Lender of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Alternate Lenders pursuant to the Liquidity Agreement.

            (b) Any Alternate Lender may at any time and from time to time assign to one or more Persons (each, a "Purchasing Alternate Lender") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement substantially in the form set forth in Exhibit V hereto (an "Assignment Agreement") executed by such Purchasing Alternate Lender and such selling Alternate Lender; provided, however, that any assignment of an Alternate Lender's rights and obligations hereunder shall include a pro rata assignment of its rights and obligations under the Liquidity Agreement. The consent of the Conduit Lender and of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required prior to the effectiveness of any such assignment. Each assignee of an Alternate Lender must (i) have a short-term debt rating of P-1 by Moody's and A-1 or better by S&P and (ii) agree to deliver to the Agent, promptly following any request therefor by the Agent or the Conduit Lender, an enforceability opinion in form and substance satisfactory to the Agent and Conduit Lender. Upon delivery of an executed Assignment Agreement to the Agent, such selling Alternate Lender shall be released from its obligations hereunder and under the Liquidity Agreement to the extent of such assignment. Thereafter the Purchasing Alternate Lender shall for all purposes be an Alternate Lender party to this Agreement and the Liquidity Agreement and shall have all the rights and obligations of an Alternate Lender hereunder and thereunder to the same extent as if it were an original party hereto and thereto and no further consent or action by the Borrower, the Lenders or the Agent shall be required.

            (c) Each of the Alternate Lenders agrees that in the event that it shall suffer a Downgrading Event, such Downgraded Alternate Lender shall be obliged, at the request of the Conduit Lender or the Agent, to assign all of its rights and obligations hereunder and under the Liquidity Agreement to (x) another Alternate Lender or (y) another funding entity nominated by the Agent or a Transaction Party and acceptable to the Conduit Lender and willing to participate in this Agreement and the Liquidity Agreement through the Scheduled Termination Date in the place of such Downgraded Alternate Lender; provided, that the Downgraded Alternate Lender receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Alternate Lender's Pro Rata Share of the Obligations owing to the Alternate Lenders.

            (d) No Transaction Party may assign any of its rights or obligations under this Agreement without the prior written consent of the Agent and each of the Lenders.

            (e) Any Downgraded Alternate Lender or Non-Renewing Alternate Lender which has not assigned its rights and obligations hereunder if requested pursuant to this Article XII shall be a "Terminating Alternate Lender" for purposes of this Agreement as of the then current Scheduled Termination Date (or, in the case of any Downgraded Alternate Lender, such earlier date as declared by the Agent. The Commitment of any Alternate Lender shall terminate on the date it becomes a Terminating Alternate Lender. Upon reduction to zero of all Obligations owing to a Terminating Alternate Lender (after application of Collections thereto pursuant to Section 2.2) all rights and obligations of such Termination Alternate Lender shall be terminated and such Terminating Alternate Lender shall no longer be an "Alternate Lender" hereunder; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Advances or the Commitment held by such Terminating Alternate Lender prior to its termination as an Alternate Lender.

      Section 12.2 Participations. Any Alternate Lender may, in the ordinary course of its business at any time sell to one or more Persons (each, a "Participant") participating interests in its Pro Rata Share of the Aggregate Commitment, its Advances, its Liquidity Commitment or any other interest of such Alternate Lender hereunder or under the Liquidity Agreement. Notwithstanding any such sale by an Alternate Lender of a participating interest to a Participant, such Alternate Lender's rights and obligations under this Agreement and the Liquidity Agreement shall remain unchanged, such Alternate Lender shall remain solely responsible for the performance of its obligations hereunder and under the Liquidity Agreement, and the Transaction Parties, the Conduit Lender and the Agent shall continue to deal solely and directly with such Alternate Lender in connection with such Alternate Lender's rights and obligations under this Agreement and the Liquidity Agreement. Each Alternate Lender agrees that any agreement between such Alternate Lender and any such Participant in respect of such participating interest shall not restrict such Alternate Lender's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in
Section 14.1(b)(i).

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

                                  ARTICLE XIII
                                SECURITY INTEREST

      Section 13.1 Grant of Security Interest. To secure the due and punctual payment of the Obligations, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, in each case pro rata according to the respective amounts thereof, the Borrower hereby grants to the Agent, for the benefit of the Secured Parties, a security interest in, all of the Borrower's right, title and interest, whether now owned and existing or hereafter arising in and to the following (collectively, the "Collateral"):

                  (i) all Pool Loans;

                  (ii) all payments in respect of interest and principal received, collected or otherwise recovered on or after the Cut-Off Date (or, in the case of a Pool Loan in which the Borrower acquires an interest after the Closing Date, on or after the applicable Transfer Date) and all other proceeds received (including Insurance Proceeds) with respect to each Pool Loan on or after the Cut-Off Date (or, in the case of a Pool Loan in which the Borrower acquires an interest after the Closing Date, on or after the applicable Transfer Date);

                  (iii) all Loan Documents and other Records;

                  (iv) any REO Property, including all escrow, deposits, income, interest, profit or other payments paid or payable with respect thereto and any and all insurance policies relating thereto;

                  (v) all guaranties, letters of credit, letter-of-credit rights, supporting obligations and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Pool Loan whether pursuant to the Loan Documents related to such Pool Loan or otherwise;

                  (vi) any insurance policies that relate to any Pool Loan or Mortgaged Property related thereto;

                  (vii) the Purchase Agreement (including, without limitation,
      (a) all rights to indemnification arising thereunder and (b) all UCC financing statements filed pursuant thereto);

                  (viii) all other rights and payments relating to the Pool
      Loans;

                  (ix) the Collection Account and the Reserve Account and all cash, instruments, investment property, financial assets or other property that are held or required to be deposited in such accounts; and

                  (x) all proceeds (including, without limitation, "proceeds" as defined in Article 9 of the UCC as in effect in the State of New York) of any of the foregoing.

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

      Section 13.2 Assignment of Purchase Agreement. The Borrower hereby assigns to the Agent, for the benefit of the Secured Parties hereunder, all of the Borrower's right, title and interest in, to and under the Purchase Agreement. Such assignment shall include, without limitation, (a) all monies due and to become due to the Borrower from PMC under or in connection with the Purchase Agreement, whether as Pool Loans or fees, expenses, costs, indemnities, damages for the breach of either Purchase Agreement or otherwise and (b) all rights, remedies, powers, privileges and claims against PMC under or with respect to the Purchase Agreement or otherwise available at law or in equity. The Agent shall have the sole right to enforce the Borrower's rights and remedies under the Purchase Agreement for the benefit of the Secured Parties (including, without limitation (x) the right at any time to enforce the Purchase Agreement and the obligations of PMC thereunder and (y) the right, at any time, to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions, amendments, modifications or waivers under or with respect to the Purchase Agreement). All amounts paid by PMC under the Purchase Agreement shall constitute Collections hereunder, and shall be applied pursuant to the terms of Section 4.01 of the Servicing Agreement.

      Section 13.3 Termination after Final Payout Date. Each of the Secured Parties hereby authorizes the Agent, and the Agent hereby agrees, promptly after the Final Payout Date to deliver to the Borrower such UCC termination statements as may be necessary to terminate the Agent's security interest in and Lien upon the Collateral, all at the Borrower's expense. Upon the Final Payout Date, all right, title and interest of the Agent and the other Secured Parties in and to the Collateral shall terminate.

                                  ARTICLE XIV
                                 MISCELLANEOUS

      Section 14.1 Waivers and Amendments.

            (a) No failure or delay on the part of the Agent or any Lender in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

            (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this
Section 14.1(b). The Conduit Lender, the Borrower, the Servicer and the Agent, at the direction of the Required Alternate Lenders, may enter into written modifications or waivers of any provisions of this Agreement; provided, however, that no such modification or waiver shall:

                  (i) without the consent of each affected Lender, (A) extend the Scheduled Termination Date or the date of any payment or deposit of Available Collections by the Borrower or the Servicer, (B) reduce the rate or extend the time of payment of Interest or any CP Costs (or any component of Interest or CP Costs), (C) reduce any fee payable to the Agent for the benefit of the Lenders, (D) except pursuant to

      Article XII hereof, change the amount of the principal of any Lender, any Alternate Lender's Pro Rata Share or any Alternate Lender's Commitment,
      (E) amend, modify or waive any provision of the definition of Required Alternate Lenders or this Section 14.1(b), (F) consent to or permit the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (G) change the definition of "Eligible Loan," or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through
      (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

                  (ii) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.

Notwithstanding the foregoing, (i) without the consent of the Alternate Lenders, but with the consent of the Borrower, the Agent may amend this Agreement solely to add additional Persons as Alternate Lenders hereunder and (ii) the Agent, the Required Alternate Lenders and Conduit Lender may enter into amendments to modify any of the terms or provisions of Article XI, Article XII, Section 14.13 or any other provision of this Agreement without the consent of Borrower, provided, that such amendment has no negative impact upon the Borrower or any other Transaction Party. Any modification or waiver made in accordance with this
Section 14.1 shall apply to each of the Lenders equally and shall be binding upon the Borrower, the Lenders and the Agent.

      Section 14.2 Notices. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, or (ii) if given by any other means, when received at the address specified in this Section 14.2. The Borrower hereby authorizes the Agent to effect Advances and Interest Period and Interest Rate selections based on telephonic notices made by any Person whom the Agent in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an authorized officer of the Borrower; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

      Section 14.3 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it with respect to any portion of the Obligations owing to such Lender (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Lender entitled to receive a ratable share of such Obligations, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Obligations held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of such Obligations; provided, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

      Section 14.4 Protection of Agent's Security Interest.

            (a) The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect, defend or more fully evidence the Agent's security interest in the Collateral, or to enable the Agent or the Lenders to exercise and enforce their rights and remedies hereunder or under the Servicing Agreement (including, without limitation, to enforce any of the Pool Loans or the Purchase Agreement). At any time after the occurrence and during the continuance of an Amortization Event, the Agent may, or the Agent may direct the Borrower or the Servicer to, notify the Obligors of Pool Loans, at the Borrower's expense, of the ownership or security interests of the Lenders under this Agreement and may also direct that payments of all amounts due or that become due under any or all Loans be made directly to the Agent or its designee. The Borrower or the Servicer (as applicable) shall, at any Lender's request, withhold the identity of such Lender in any such notification.

            (b) If any Transaction Party fails to perform any of its obligations hereunder, the Agent or any Lender may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent's or such Lender's costs and expenses incurred in connection therewith shall be payable by the Borrower as provided in Section 10.3. Each Transaction Party irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Transaction Party (i) to file financing statements necessary or desirable in the Agent's sole reasonable discretion to perfect and to maintain the perfection and priority of the interest of the Lenders in the Pool Loans and other Collateral and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Pool Loans as a financing statement in such offices as the Agent in its sole reasonable discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent's security interest in the Collateral, for the benefit of the Secured Parties. This appointment is coupled with an interest and is irrevocable. Each of the Transaction Parties hereby authorizes the Agent to file financing statements and other filing or recording documents with respect to the Pool Loans and other Collateral (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of such Transaction Party, in such form and in such offices as the Agent reasonably determines appropriate to perfect or maintain the perfection of the security interest of the Agent hereunder. Each of the Transaction Parties acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Pool Loans or other Collateral (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Agent, consenting to the form and substance of such filing or recording document. Each of the Transaction Parties approves, authorizes and ratifies any filings or recordings made by or on behalf of the Agent in connection with the perfection of the security interests in favor of the Borrower or the Agent.

      Section 14.5 Confidentiality.

            (a) Each Transaction Party and each Lender shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent and the Conduit Lender and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Transaction Party and such Lender and its officers and employees may disclose such information to such Transaction Party's and such Lender's external accountants and attorneys (it being understood that such parties to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential) and as required by any applicable law or order of any judicial or administrative proceeding. Anything herein to the contrary notwithstanding, each Transaction Party and any successor or assign of any of the foregoing (and each employee, representative or other agent of any of the foregoing) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any of the foregoing relating to such tax treatment or tax structure, and it is hereby confirmed that each of the foregoing have been so authorized since the commencement of discussions regarding the transactions.

            (b) Anything herein to the contrary notwithstanding, each Transaction Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Alternate Lenders or the Conduit Lender by each other, (ii) by the Agent or the Lenders to any prospective or actual assignee or participant of any of them (it being understood that such parties to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential) and (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to the Conduit Lender or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which JPMorgan Chase acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. In addition, the Lenders and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

      Section 14.6 Bankruptcy Petition. The Borrower, the Servicer, the Agent and each Alternate Lender hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding unsubordinated indebtedness of the Conduit Lender, it will not institute against, or join any other Person in instituting against, the Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

      Section 14.7 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of the Conduit Lender, the Agent or any Alternate Lender, no claim may be made by any Transaction Party or any other Person against the Conduit Lender, the Agent or any Alternate Lender or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Transaction Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

      Section 14.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW (EXCEPT IN THE CASE OF THE OTHER TRANSACTION DOCUMENTS, TO THE EXTENT OTHERWISE EXPRESSLY STATED THEREIN) AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE OWNERSHIP INTEREST OF THE BORROWER OR THE SECURITY INTEREST OF THE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, IN ANY OF THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

      Section 14.9 CONSENT TO JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY TRANSACTION PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY TRANSACTION PARTY AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH TRANSACTION PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

      Section 14.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY TRANSACTION PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

      Section 14.11 Integration; Binding Effect; Survival of Terms.

            (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

            (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Transaction Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Sections 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.

      Section 14.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of a signature page to this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

      Section 14.13 JPMorgan Chase Roles. Each of the Alternate Lenders acknowledges that JPMorgan Chase acts, or may in the future act: (i) as administrative agent for the Conduit Lender or any Alternate Lender, (ii) as an issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper, and/or
(iv) to provide other services from time to time for the Conduit Lender or any Alternate Lender (collectively, the "JPMorgan Chase Roles"). Without limiting the generality of this Section 14.13, each Alternate Lender hereby acknowledges and consents to any and all JPMorgan Chase Roles and agrees that in connection with any JPMorgan Chase Role, JPMorgan Chase may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for the Conduit Lender, and the giving of notice of a mandatory purchase pursuant to the Liquidity Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                                          PMC CONDUIT, L.P.,
                                          as Borrower

                                          By: PMC Conduit, LLC,
                                              its General Partner

                                          By: /s/ JAN F. SALIT
                                              ---------------------------
                                          Name:   Jan F. Salit
                                          Title:  Executive Vice President

                                          Address:

                                          17950 Preston Road, Suite 600
                                          Dallas, Texas 75252
                                          Attention: General Counsel
                                          Fax:  (972) 349-3265

                                 Signature Page to Credit and Security Agreement

                                          PMC CONDUIT, LLC

                                          By: /s/ JAN F. SALIT
                                              --------------------------------
                                          Name:   Jan F. Salit
                                          Title:  Executive Vice President

                                          Address:

                                          17950 Preston Road, Suite 600
                                          Dallas, Texas 75252
                                          Attention: General Counsel
                                          Fax:  (972) 349-3265

                                          PMC COMMERCIAL TRUST,
                                          as Servicer

                                          By: /s/ JAN F. SALIT
                                              --------------------------------
                                          Name:   Jan F. Salit
                                          Title:  Executive Vice President

                                          Address:

                                          17950 Preston Road, Suite 600
                                          Dallas, Texas 75252
                                          Attention: General Counsel
                                          Fax:  (972) 349-3265

                                 Signature Page to Credit and Security Agreement

                                          JUPITER SECURITIZATION CORPORATION,
                                          as Conduit Lender

                                          By: /s/ MAUREEN E. MARCON
                                             -----------------------------------
                                          Name: Maureen E. Marcon
                                          Title: Authorized signatory

                                          Address:
                                          c/o JPMorgan Chase Bank,
                                          as Agent
                                          Asset Backed Finance
                                          Suite IL1-0612
                                          1 Bank One Plaza
                                          Chicago, Illinois  60670-0079
                                          Fax: (312) 732-1844

                                          JPMORGAN CHASE BANK, NATIONAL
                                          ASSOCIATION
                                          as an Alternate Lender and as Agent

                                          By: /s/ MAUREEN E. MARCON
                                             -----------------------------------
                                          Name: Maureen E. Marcon
                                          Title: Vice President

                                          Address:
                                          c/o JPMorgan Chase Bank,
                                          as Agent
                                          Asset Backed Finance
                                          Suite IL1-0612
                                          1 Bank One Plaza
                                          Chicago, Illinois  60670-0079
                                          Fax: (312) 732-1844

                                 Signature Page to Credit and Security Agreement

                                                                       EXHIBIT I

                                  DEFINITIONS

            As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Addition Date" has the meaning specified in Section 8.6.

            "Additional Loan" means any Loan purchased by the Borrower from PMC after the Closing Date (excluding any Substitute Loan).

            "Advance" means any advance made by a Lender to the Borrower pursuant to this Agreement (including, without limitation, any Liquidity Funding). Each Advance shall either be a CP Rate Advance, an Alternate Base Rate Advance or a LIBO Rate Advance, selected in accordance with the terms of this Agreement.

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

            "Agent" has the meaning set forth in the preamble to this Agreement.

            "Aggregate Commitment" means, on any date of determination, the aggregate amount of the Alternate Lenders' Commitments to make Loans hereunder. As of the Closing Date, the Aggregate Commitment is $100,000,000.

            "Aggregate Principal" means, on any date of determination, the aggregate outstanding principal amount of all Advances outstanding on such date.

            "Aggregate Reduction" has the meaning specified in Section 1.3.

            "Agreement" means this Credit and Security Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

            "Alternate Base Rate" means for any day, the rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by JPMorgan Chase from time to time changing when and as such rate changes.

            "Alternate Base Rate Advance" means an Advance which bears interest at the Alternate Base Rate or the Default Rate.

            "Alternate Lenders" has the meaning set forth in the preamble in this Agreement.

            "Amortization Date" means the earliest to occur of (i) February 7, 2008, (ii) the Scheduled Termination Date, (iii) the date the Aggregate Principal is repaid in whole pursuant to Section 1.4, (iv) the Business Day immediately prior to the occurrence of an Event of Bankruptcy with respect to any Transaction Party, (v) the date on which the Agent declares the Amortization Date to have occurred pursuant to Section 9.2, and (vi) the date which is three
(3) Business Days after the Agent's receipt of written notice from Borrower that it wishes to terminate the facility evidenced by this Agreement.

            "Amortization Event" has the meaning specified in Article IX.

            "Appraised Value" means, with respect to any Mortgaged Property, the appraisal made by or for the Originator at the origination date of the related Loan.

            "Approved Franchisee" means any Obligor which is operating a Mortgaged Property under a franchise agreement with one of the Persons identified on Schedule E, as such schedule may be modified from time to time with the prior written consent of the Agent.

            "Assignment Agreement" has the meaning set forth in Section 12.1(b).

            "Authorized Officer" means, with respect to any Person, its president, executive vice president, general counsel, corporate controller, treasurer or chief financial officer.

            "Base Rate" means, with respect to a Settlement Date, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the amounts due and payable pursuant to Section 2.2(c)(i) and (ii) hereof on such Settlement Date and the denominator of which is equal to the average daily Aggregate Principal outstanding during the period commencing on the close of business on the prior Settlement Date (or in the case of the initial Settlement Date, the Closing Date) and ending on such Settlement Date.

            "Borrower" has the meaning set forth in the preamble to this Agreement.

            "Borrowing" means a borrowing hereunder consisting of the aggregate amount of the several Advances made on the same Borrowing Date.

            "Borrowing Base" means, on any date, an amount equal to:

            (a) the aggregate Principal Balance of all Pool Loans that are Eligible Loans on such date; plus

            (b) the sum of the Purchase Prices then on deposit in the Collection Account with respect to any Pool Loans repurchased by PMC in accordance with Section 8.3; minus

            (c) the greater of (i) the product of (A) 10% and (B) the amount described in clause (a) and (ii) the lesser of (A) the product of (x) 3 and (y) the largest Principal

      Balance of any Pool Loan on such date and (B) the sum of the Principal Balances of the Pool Loans with the four largest Principal Balances on such date; minus

            (d) the Excess Concentration Amount.

            "Borrowing Date" means a Business Day on which an Advance is made hereunder.

            "Borrowing Limit" has the meaning set forth in Section 1.1.

            "Borrowing Notice" has the meaning set forth in Section 1.2.

            "Broken Funding Costs" means for any Advance which: (a) has its principal reduced without compliance by Borrower with the notice requirements hereunder, (b) does not become subject to an Aggregate Reduction or repayment following the delivery of any Reduction Notice or Final Repayment Notice, or (c) is assigned under the Liquidity Agreement or terminated or reduced prior to the last day of its Interest Period or tranche period for Commercial Paper determined by the Agent to relate to such Advance, an amount equal to the excess, if any, of (i) the CP Costs or Interest (as applicable) that would have accrued during the remainder of the Interest Periods or the tranche periods for Commercial Paper determined by the Agent to relate to such Advance (as applicable) subsequent to the date of such reduction, repayment, assignment or termination (or in respect of clause (b) above, the date such Aggregate Reduction or repayment was designated to occur pursuant to the Reduction Notice or Final Repayment Notice) of the principal of such Advance if such reduction, assignment or termination had not occurred or such Reduction Notice or Final Repayment Notice had not been delivered, over (ii) the sum of (x) to the extent all or a portion of such principal is allocated to another Advance, the amount of CP Costs or Interest actually accrued during the remainder of such period on such principal for the new Advance, and (y) to the extent such principal is not allocated to another Advance, the income, if any, actually received during the remainder of such period by the holder of such Advance from investing the portion of such principal not so allocated. In the event that the amount referred to in clause (ii) exceeds the amount referred to in clause (i), the relevant Lender or Lenders agree to pay to Borrower the amount of such excess.

            "Business Day" means any day on which banks are not authorized or required to close in New York, New York, Dallas, Texas or Chicago, Illinois, and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

            "Change of Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of PMC, (ii) PMC's failure to own, directly or indirectly, 100% of the issued and outstanding membership interests of the General Partner or (iii) the General Partner's failure to own, directly or indirectly, 100% of the issued and outstanding general partnership interests of the Borrower.

            "Closing Date" means February 7, 2005.

            "Collateral" has the meaning set forth in Section 13.1.

            "Collection Account" has the meaning set forth in Section 2.2.

            "Commercial Paper" means promissory notes of the Conduit Lender issued by the Conduit Lender in the commercial paper market.

            "Commitment" means, for each Alternate Lender, the commitment of such Alternate Lender to make Advances to Borrower hereunder in the event the Conduit Lender elects not to fund any Advance in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Alternate Lender's name on Schedule A to this Agreement.

            "Conduit Lender" has the meaning set forth in the preamble to this Agreement.

            "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

            "Conveyance Papers" has the meaning set forth in the Purchase Agreement.

            "CP Cost Event" means the Borrower shall have been notified by the Agent that the Usage Fee Percentage will be increased from the then current percentage by 20% or more in connection with an extension of the Scheduled Termination Date.

            "CP Costs" means, for each day, the sum of (i) discount or interest accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs (or similar costs) related to the prepayment of any investment of the Conduit Lender pursuant to the terms of any receivable purchase or financing facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if the Borrower shall request any Advance during any period of time determined by the Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Advance, the principal associated with any such Advance shall, during such period, be deemed to be funded by the Conduit Lender in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal.

            "CP Rate Advance" means, each Advance of the Conduit Lender prior to the time, if any, when (i) it is refinanced with a Liquidity Funding pursuant to the Liquidity Agreement, or (ii) the occurrence of an Amortization Event and the commencement of the accrual of Interest thereon at the Default Rate.

            "Credit and Collection Policy" means PMC's origination, underwriting, lending and collection policies and practices relating to Loans existing on the Closing Date, a copy of which is attached hereto as Exhibit VI, as amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

            "Cut-Off Date" means February 4, 2005.

            "Debt Service Coverage Ratio" means, with respect to any Obligor at the time the related Loan becomes a Pool Loan, the ratio of (i) such Obligor's earnings before interest, taxes, depreciation and other applicable non-cash adjustments to income to (ii) the required principal and interest due on the related Loan and is calculated using the most current financial information provided to the Originator by the Obligor, which for recently-originated Loans, may include actual, projections, pro forma or interim financial information.

            "Default Rate" means a rate per annum equal to the sum of (i) the Alternate Base Rate (changing when and as the Alternate Base Rate changes) plus
(ii) 3.00%.

            "Defaulted Loan" means any Pool Loan: (i) as to which any Obligor thereunder has suffered an Event of Bankruptcy; (ii) which, consistent with the Credit and Collection Policy, would be written off PMC's or the Borrower's books as uncollectible; or (iii) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment.

            "Defective Loan" means any Pool Loan subject to repurchase or substitution by PMC pursuant to Article VIII.

            "Deleted Loan" means either of the following: (i) a Defective Loan or (ii) a Defaulted Loan which is to be replaced by an Eligible Substitute Loan pursuant to Section 8.5.

            "Delinquent Loan" means a Loan as to which a default has occurred as to the payment of any installment of principal or interest or another monetary default has occurred under any Loan Document related thereto and such default has not been cured for more than thirty but less than sixty-one (61) days.

            "Delinquency Ratio" means, at any time, a percentage equal to (i) the aggregate Principal Balances of all Pool Loans that are Delinquent Loans at such time divided by (ii) the Pool Principal Balance at such time.

            "Downgraded Alternate Lender" means an Alternate Lender which has been the subject of a Downgrading Event.

            "Downgrading Event" with respect to any Person means the lowering of the rating with regard to the short-term securities of such Person to below (i) P-1 by Moody's or (ii) A-1 by S&P .

            "Due Period" means, with respect to any Settlement Date, the calendar month preceding the month in which such Settlement Date occurs.

            "Eligibility Criteria" means the criteria set forth on Schedule D.

            "Eligible Institution" shall mean a depository institution (which may be the Administration Agent) organized under the laws of the United States or any one of the states thereof, including, the District of Columbia (or any U.S. branch of a foreign depository institution), which is a member of the FDIC, and which either (i) at all times has a short-term unsecured debt rating of at least "P-1" by Moody's and at least "A-1" by S&P or (ii) has corporate trust powers with accounts subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b) and which maintains any Account provided hereunder as a fully segregated trust account with the trust department of such institution.

            "Eligible Investments" shall mean:

            (i) direct obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, if such obligations are backed by the full faith and credit of the United States;

            (ii) federal funds, certificates of deposit, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company organized under the laws of the United States or any state and subject to examination and supervision by federal or state financial institutions regulatory authorities; provided, however, that the short-term obligations of such depository institution or trust company are rated "P-1" by Moody's and "A-1+" by S&P;

            (iii) commercial paper (having original maturities of not more than 30 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of the acquisition are rated "P-1" by Moody's and "A-1+" by S&P;

            (iv) securities of money market funds rated "Aa" or better by Moody's and "Aam" or better by S&P; and

            (v) any other investment approved in writing by the Agent.

            Any such Eligible Investment may be purchased by or through the Agent or any of its Affiliates.

            "Eligible Loan" means as of any date, a Loan that (i) satisfied the Eligibility Criteria as of the Closing Date (or, in the case of a Loan added to the Collateral after the Closing

Date, as of the applicable Transfer Date) and (ii) continues to satisfy the Eligibility Criteria as of the date of determination.

            "Eligible Substitute Loan" means a Loan substituted by PMC for a Deleted Loan in accordance with the Purchase Agreement and Section 8.5, which Loan must, on the date of such substitution, (i) unless a Substitution Adjustment is being paid on such date, have an outstanding Principal Balance (or in the case of a substitution of more than one Loan for a Deleted Loan, an aggregate Principal Balance), not less than the Principal Balance of the Deleted Loan; (ii) have a Loan Rate not less than the Loan Rate of the Deleted Loan and not more than 1% in excess of the Loan Rate of such Deleted Loan; (iii) have a Mortgage of the same or higher level of priority as the Mortgage relating to the Deleted Loan; (iv) comply with each of the representations and warranties set forth in the Eligibility Criteria (which representations and warranties shall be deemed to be made as of the date of substitution); (v) have an original Loan-to-Value Ratio not greater than that of the Deleted Loan; and (vi) have Mortgaged Property which is of the same type as the Deleted Loan. More than one Eligible Substitute Loan may be substituted for a Deleted Loan if such Eligible Substitute Loans meet the foregoing attributes in the aggregate.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

            "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

            (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

            (b) such Person shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

            "Excess Concentration Amount" means, at any time, the sum of (a) the amount by which the aggregate Principal Balance of the Pool Loans made to Obligors who are not Approved Franchisees exceeds 25% of the Pool Principal Balance and (b) the amount by which the aggregate Principal Balance of all Pool Loans with Obligors having Debt Service Coverage Ratios of less than 1.0 to 1.0 exceeds the lesser of (i) 10% of the Pool Principal Balance and (ii) $6,000,000.

            "Excess Spread Percentage" means, for any Settlement Date, the amount, if any, by which the Pool Yield with respect to the immediately preceding Monthly Period exceeds the Base Rate for such Settlement Date.

            "Exit Fee" means a one-time nonrefundable fully earned fee payable by the Borrower to the Agent on the Proposed Final Repayment Date pursuant to
Section 1.4 in an amount equal to (a) the product of (i) 0.45% per annum and
(ii) the highest Aggregate Principal during the nine month period ending on such Proposed Final Repayment Date minus (b) the amount, if any, by which accrued Interest for all periods from and after the Amortization Date exceeds the amount of Interest which would have accrued during such periods at the Alternate Base Rate.

            "FDIC" shall mean the Federal Deposit Insurance Corporation, or its successors and assigns.

            "Federal Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as amended and any successor statute thereto.

            "Fee Letter" means that certain letter agreement dated as of the Closing Date among the Borrower, the Conduit Lender and the Agent, as it may be amended or modified and in effect from time to time.

            "Fees" has the meaning set forth in the Fee Letter.

            "Final Payout Date" means the date on which all Obligations have been paid in full and the Aggregate Commitment has been terminated.

            "Final Repayment Notice" has the meaning set forth in Section 1.4.

            "Finance Charge Collections" means, for any Monthly Period, the aggregate amount of Collections (other than Principal Collections) received during such Monthly Period, including, without limitation, all amounts paid by or on behalf of Obligors with respect to interest, finance charges, late fees and any other amounts due under the Underlying Notes and Mortgages relating to the Pool Loans (other than with respect to the unpaid Principal Balances thereof).

            "Funding Agreement" means (i) this Agreement, (ii) the Liquidity Agreement and (iii) any other agreement or instrument executed by any Funding Source with or for the benefit of Conduit Lender.

            "Funding Source" means (i) any Alternate Lender or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to the Conduit Lender.

            "GAAP" means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.

            "General Partner" is defined in the preamble.

            "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and
(viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

            "Independent Manager" shall mean (i) a natural person and (ii) a Person who (A) shall not have been at the time of such Person's appointment, and may not have been at any time during the preceding five years and shall not be as long as such Person is an Independent Manager of the General Partner (1) a director, member, officer, manager, partner, shareholder or employee of PMC or any of its directors, members, partners, subsidiaries, shareholders or Affiliates other than the General Partner (collectively, the "Independent Parties"), (2) a supplier to any of the Independent Parties, (3) a person controlling or under common control with any directors, members, partners, shareholder or supplier of any of the Independent Parties or (4) a member of the immediate family of any director, member, partner, shareholder, officer, manager, employee or supplier of the Independent Parties, (B) has prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (C) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities; provided, that the indirect or beneficial ownership of stock of PMC through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an Independent Manager.

            "Interest" means for each respective Interest Period relating to the Advances of the Alternate Lenders, an amount equal to the product of the applicable Interest Rate for each Advance multiplied by the principal of such Advance for each day elapsed during such Interest Period, annualized on a 360 day basis.

            "Interest Period" means, with respect to any Advance held by an Alternate Lender:

            (a) if Interest for such Advance is calculated on the basis of the LIBO Rate, a period of one, two or three months, or such other period as may be mutually agreeable to the Agent and the Borrower, commencing on a Business Day selected by the Borrower or the Agent pursuant to this Agreement and ending on a Settlement Date; or

            (b) if Interest for such Advance is calculated on the basis of the Alternate Base Rate, a period commencing on a Business Day selected by Borrower and agreed to by the Agent and ending on a Settlement Date, provided that no such period shall exceed one month.

In the case of any Interest Period for any Advance which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Interest Period shall end on the Amortization Date. The duration of each Interest Period which commences after the Amortization Date shall be of such duration as selected by the Agent.

            "Interest Rate" means, with respect to each Loan of the Alternate Lenders and any Advance of the Conduit Lender on and after the occurrence of an Amortization Event, the LIBO Rate, the Alternate Base Rate or the Default Rate, as applicable.

            "JPMorgan Chase" has the meaning set forth in the preamble.

            "Lender" means the Conduit Lender and each Alternate Lender.

            "LIBO Rate" means the rate per annum equal to the sum of (i) (a) the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of the relevant Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period; provided, that in the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Interest Period plus (ii) 2.00% per annum. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

            "LIBO Rate Advance" means an Advance which bears interest at the LIBO Rate.

            "Lien" means a lien, security interest, financing statement, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

            "Liquidity Agreement" means that certain Asset Purchase Agreement, of even date herewith by and among the Conduit Lender, the Agent, as funding agent and the several financial institutions from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

            "Liquidity Commitment" means, as to each Alternate Lender, its commitment under the Liquidity Agreement (which shall equal 102% of its Commitment hereunder).

            "Liquidity Funding" means (a) a purchase made by any Alternate Lender pursuant to its Liquidity Commitment of all or any portion of, or any undivided interest in, an Advance originally funded by the Conduit Lender, or
(b) any Advance made by an Alternate Lender in lieu of the Conduit Lender pursuant to Section 1.1.

            "Loan" means a loan originated by an Originator or PMC Capital, Inc. to a Person to finance or refinance the acquisition, construction, development or renovation of real or personal property by such Person, which loan is evidenced by an Underlying Note and a Mortgage.

            "Loan Documents" means the instruments and documents listed in
Section 8.1 pertaining to a particular Loan and any additional instruments or documents required to be added to the Loan File pursuant to this Agreement or the Servicing Agreement.

            "Loan File" means the Loan Documents either (i) set aside and held in trust by PMC as custodian and bailee for the Agent or (ii) delivered to the Agent, in either case pursuant to Section 8.1.

            "Loan Rate" means, with respect to any Loan as of any date of determination, the per annum rate of interest applicable under the related Underlying Note to the calculation of interest for such date on the Principal Balance thereof.

            "Loan Schedule" means, as of any date, the schedule of Pool Loans set forth herein as Schedule C (as amended from time to time in accordance with the terms hereof), which schedule shall set forth for each Pool Loan: (i) the Principal Balance as of the Cut-Off Date or, for any Loans in which the Borrower acquires an interest after the Closing Date, as of the applicable Transfer Date,
(ii) the account number, (iii) the original principal amount, (iv) the name of each Obligor, (v) the Loan Rate, (vi) lien position, (vii) property state,
(viii) property zip code, (ix) property type and (x) Loan-to-Value Ratio. The Loan Schedule may be amended from time to time pursuant to Article VIII to reflect (a) the purchase by PMC or the Servicer of, or the substitution of one or more Eligible Substitute Loans for, a Deleted Loan and (b) the addition of one or more Additional Loans.

            "Loan-to-Value" or "LTV" means, with respect to a Loan, the original principal balance of such Loan as of the date of origination divided by the lesser of (i) the Appraised Value of the related Mortgaged Property plus the value of any other collateral securing such

Loan and (ii) the purchase price for the related Mortgaged Property plus the value of any other collateral securing such Loan.

            "Lockbox" has the meaning assigned to the term "Lock-Box" in the Lockbox Agreement.

            "Material Adverse Effect" means a material adverse effect on (i) the financial condition or operations of any Transaction Party and its Subsidiaries taken as a whole, (ii) the ability of any Transaction Party to perform its obligations under this Agreement or the Servicing Agreement, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document,
(iv) the Agent's security interest, for the benefit of the Secured Parties, in the Pool Loans or any other material Collateral, or (v) the collectibility of the Pool Loans generally or of any material portion of the Pool Loans.

            "Monthly Period" means with respect to any Settlement Date, the period from and including the first day of the preceding calendar month to and including the last day of such calendar month.

            "Moody's" means Moody's Investors Service, Inc.

            "Mortgage" means a mortgage, deed of trust, security agreement, assignment of leases and rents or other instruments given as security for an Underlying Note, together with any and all riders, addenda, amendments, supplements or other modifications thereto.

            "Mortgaged Property" means the real property and improvements thereon securing a Loan.

            "Non-Performing Pool Loan Balance" means, as of close of business on the last day of any Monthly Period, the sum of (a) the Principal Balances of all Pool Loans at such time with respect to which a default has occurred as to the payment of any installment of principal or interest or another monetary default has occurred under any Loan Document related thereto and such default has not been cured for more than sixty (60) days, (b) the Principal Balances of all Pool Loans in Litigation at such time, (c) the Principal Balances of all Pool Loans in Liquidation at such time, and (d) the aggregate Principal Balances of all Pool Loans which were written off during such Monthly Period as uncollectible.

            "Obligations" means, at any time, any and all obligations of the Borrower to any of the Secured Parties arising under or in connection with the Transaction Documents, whether now existing or hereafter arising, due or accrued, absolute or contingent, including, without limitation, obligations in respect of Aggregate Principal, CP Costs, Interest, fees under the Fee Letter, Broken Funding Costs and Indemnified Amounts and all fees, costs and expenses arising in connection with the Collection Account and the Reserve Account.

            "Obligor" means the obligor or obligors under an Underlying Note.

            "Originator" means PMC and each other Subsidiary of PMC as to which the Originator Addition Criteria has been satisfied.

            "Originator Addition Criteria" means, with respect to any Subsidiary of PMC, (i) such Subsidiary has been approved by the Agent in its sole and absolute discretion, (ii) such Subsidiary has become party to the Transfer Agreement by executing a joinder agreement in form and substance acceptable to the Agent, (iii) such Subsidiary has obtained all necessary authorizations and approvals from, and has made all necessary notifications and filings with, each governmental authority or regulatory body that is required in order for such Subsidiary to execute the Transfer Agreement and consummate the transactions contemplated thereby, (iii) such Subsidiary has delivered to the Agent, each agreement, document, lien search report, financing statement, opinion and certificate requested by the Agent, in each case, in form and substance acceptable to the Agent, including, without limitation, opinions of counsel as to general corporate matters, UCC matters and "true sale" and substantive consolidation matters. As of the Closing Date, for purposes of clause (i) above, PMC Investment Corporation and Western Financial Capital Corporation have been approved by the Agent.

            "Participant" has the meaning set forth in Section 12.2.

            "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

            "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "PMC" has the meaning set forth in the preamble to this Agreement.

            "PMC Entities" has the meaning set forth in Section 7.1(i).

            "Pool Loan" means, as of any date, the Loans that have been (or are to be) transferred and assigned to the Borrower pursuant to the Purchase Agreement and the other Conveyance Papers (whether by way of substitution or otherwise), together with the related Loan Documents, exclusive of Loans that have been repurchased by PMC or the Servicer on or prior to such date in accordance with the terms of this Agreement, the Servicing Agreement and the Purchase Agreement. The Pool Loans included in the Collateral at any time shall be identified on the Loan Schedule.

            "Pool Loan in Liquidation" means a Pool Loan with respect to which the related Obligor has failed to respond to the Servicer's demand and acceleration letters and as to which the Servicer has determined that the best course of action is to liquidate such Pool Loan in order to foreclose on the collateral securing the same and has commenced such foreclosure action and such foreclosure action is then continuing.

            "Pool Loan in Litigation" means a Pool Loan with respect to which the related Obligor has ceased making regularly scheduled payments and is not responding to the Servicer's collection efforts, thereby requiring legal action to collect such Pool Loan, which legal action has been commenced and is then continuing.

            "Pool Principal Balance" means, at any time, the aggregate Principal Balances of all Pool Loans at such time.

            "Pool Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to (a) the amount of Finance Charge Collections for the Settlement Date with respect to such Monthly Period minus the aggregate principal balances of all Pool Loans which became Defaulted Loans during such Monthly Period and the denominator of which is the Pool Principal Balance as of the last day of the preceding Monthly Period; provided, that with respect to the initial Settlement Date the annualized percentage shall be adjusted based on the actual number of days from the Closing Date to the last day of the Monthly Period preceding the initial Settlement Date.

            "Pooled Commercial Paper" means Commercial Paper notes of the Conduit Lender subject to any particular pooling arrangement by the Conduit Lender, but excluding Commercial Paper issued by the Conduit Lender for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by the Conduit Lender.

            "Principal Balance" means, with respect to any Loan and any day, the related Principal Balance as of the Cut-Off Date (or, in the case of a Loan in which the Borrower acquires an interest after the Closing Date, as of the applicable Transfer Date), minus all collections or other proceeds applied to reduce the principal balance of such Loan in accordance with the terms of the Servicing Agreement.

            "Principal Collections" means, for any Monthly Period, the aggregate amount of Collections with respect to the Principal Balances due under the Pool Loans received during such Monthly Period.

            "Proposed Reduction Date" has the meaning set forth in Section 1.3.

            "Proposed Final Repayment Date" has the meaning set forth in Section 1.4.

            "Pro Rata Share" means, for each Alternate Lender at any time, a percentage equal to the Commitment of such Alternate Lender at such time, divided by the Aggregate Commitment at such time.

            "Purchase Agreement" means that certain Purchase and Contribution Agreement, dated as of even date herewith between PMC, as seller, and the Borrower, as purchaser, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

            "Purchase Price" means, as to any Pool Loan to be purchased from the Borrower by any Person on any date pursuant to Article VIII of this Agreement or
Section 2.4 of the Purchase Agreement, an amount equal to the sum of (i) the unpaid Principal Balance thereof as of the date of purchase, (ii) the greater of
(a) all unpaid accrued interest thereon to the end of the Due Period preceding the Settlement Date on which such Purchase Price is included in Available Collections and (b) 30 days' interest thereon, computed at the applicable Loan Rate and (iii) expenses reasonably incurred or to be incurred by the Servicer or the Agent in respect of any breach or defect giving rise to such purchase.

            "Purchasing Alternate Lender" has the meaning set forth in Section 12.1(b).

            "Records" means, with respect to any Loan, all Loan Documents and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Loan, any other Collateral and the related Obligor.

            "Reduction Notice" has the meaning set forth in Section 1.3.

            "Regulatory Change" has the meaning set forth in Section 10.3.

            "Required Alternate Lenders" means, at any time, Alternate Lenders with Commitments in excess of 66-2/3% of the Aggregate Commitment.

            "Required Takeout Price" means, with respect to any Term Securitization, an amount equal to the sum of (i) the portion of the Aggregate Principal required to be reduced at the time of such Term Securitization such that after giving effect to the sale of the related Pool Loans, the Aggregate Principal will not exceed the Borrowing Base, plus (ii) all accrued and unpaid CP Costs, Interest and Fees at the time of such Term Securitization, plus (ii) if any other Obligations are then due and payable at the time of such Term Securitizations, the aggregate amount of such other Obligations.

            "Reserve Account" has the meaning set forth in Section 2.4.

            "Reserve Account Balance" means, on any Settlement Date, an amount equal to the balance in the Reserve Account on such date after giving effect to any withdrawals from or deposits to the Reserve Account on such date, including any income from investment of funds in the Reserve Account (including accrued discount realized on liquidation of any Eligible Investment purchased at a discount).

            "Reserve Account Requirement" means, as of any date of determination, an amount equal to the product of (i) 2.00% and (ii) the Aggregate Principal, each determined on such date (after giving effect to any Advance on such date or any reduction in the Aggregate Principal on such date).

            "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of the general or limited partnership interests of the Borrower now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any general or limited partnership interests of the Borrower now or hereafter outstanding, (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any general or limited partnership interests of the Borrower now or hereafter outstanding, and (iv) any payment of management fees by the Borrower (except for reasonable management fees to the General Partner or PMC or its Affiliates in reimbursement of actual management services performed).

            "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

            "Scheduled Termination Date" means February 6, 2006, as such date is extended pursuant to Section 1.8 from time to time.

            "Secured Parties" means the Indemnified Parties.

            "Serviced Pool Delinquency Ratio" means, at any time, a percentage equal to (i) the aggregate Principal Balances of all Loans serviced by PMC at such time that are Delinquent Loans at such time divided by (ii) the aggregate Principal Balances of all Loans serviced by PMC at such time.

            "Servicer" means, initially, PMC, or at any time such other Person (which may be the Agent) then authorized pursuant to the Servicing Agreement to service, administer and collect the Pool Loans.

            "Servicing Agreement" means that certain Servicing Agreement of even date herewith among the Borrower, PMC and the Agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

            "Settlement Date" means the 10th day of each month, or if such day is not a Business Day, the next succeeding Business Day; provided, that the first Settlement Date shall not occur until March 10, 2005.

            "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

            "Substitute Loan" means a Loan substituted by PMC for a Defective Loan or a Defaulted Loan.

            "Substitution Adjustment" means, as to any date on which a substitution occurs pursuant to Section 8.5, the sum of (a) the excess, if any, of (i) the aggregate Principal Balances of all Deleted Loans to be replaced by Eligible Substitute Loans (after application of principal payments received on or before the date of substitution of any Eligible Substitute Loans as of the date of substitution) over (ii) the Principal Balance of such Eligible Substitute Loans and (b) the accrued and unpaid interest (accruing at the Loan Rate for such Deleted Loan) on such excess through the Due Period relating to the Settlement Date for which such Substitution Adjustment will be included as part of Available Collections.

            "Substitution Date" has the meaning specified in Section 8.5(b).

            "Supplemental Loan Schedule" has the meaning specified in Section 8.5(b).

            "Tax Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

            "Term Securitization" has the meaning set forth in Section 8.7.

            "Terminating Alternate Lender" has the meaning set forth in Section 12.1(e).

            "Terminating Tranche" has the meaning set forth in Section 4.3(b).

            "Termination Date" has the meaning set forth in Section 2.5.

            "Termination Percentage" has the meaning set forth in Section 2.5.

            "Transaction Documents" means, collectively, this Agreement, each Borrowing Notice, the Purchase Agreement, the Servicing Agreement, the Fee Letter, the Lockbox Agreement, the Transfer Agreement and all other instruments, documents and agreements executed and delivered in connection herewith.

            "Transaction Parties" has the meaning set forth in the preamble to this Agreement.

            "Transfer Agreement" means a transfer agreement among one or more Subsidiaries of PMC, as sellers and PMC, as buyer pursuant to which PMC purchases Loans from such sellers, in form and substance acceptable to the Agent.

            "Transfer Date" means, with respect to any Loan, the date such Loan is sold to the Borrower under the Purchase Agreement or substituted for a Deleted Loan under Article VIII hereof.

            "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

            "Underlying Note" means, with respect to a Loan, the note or other evidence of indebtedness of the related Obligor in respect of such Loan.

            "Unmatured Amortization Event" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

            "Usage Fee Percentage" has the meaning set forth in the Fee Letter.

            Capitalized terms used and not otherwise defined herein have the meanings specified in the Servicing Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                                                      EXHIBIT II

                            FORM OF BORROWING NOTICE

                                       ---

                                PMC CONDUIT, L.P.

                                BORROWING NOTICE
                           dated ______________, 20__
                     for Borrowing on ________________, 20__

JPMorgan Chase Bank
National Association, as Agent
1 Bank One Plaza, 21st Floor
Asset-Backed Finance
Chicago, Illinois  60670-0596

Attention:  [____]

Ladies and Gentlemen:

            Reference is made to the Credit and Security Agreement dated as of February 7, 2005 by and among PMC Conduit, L.P., as Borrower, PMC Conduit, LLC, PMC Commercial Trust, as Servicer, Jupiter Securitization Corporation, JPMorgan Chase Bank, National Association, as Agent, and the Alternate Lenders party thereto (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"). Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

            1. The Borrower hereby certifies, represents and warrants to the Agent and the Lenders that on and as of the Borrowing Date (as hereinafter defined):

            (a) all applicable conditions precedent set forth in Article VI of the Credit Agreement have been satisfied;

            (b) each of its representations and warranties contained in Section
5.1 of the Credit Agreement will be true and correct, in all material respects, as if made on and as of the Borrowing Date;

            (c) no event will have occurred and is continuing, or would result from the requested Advance, that constitutes an Amortization Event or Unmatured Amortization Event;

            (d) the Amortization Date has not occurred; and

            (e) after giving effect to the Advance requested below, the Aggregate Principal will not exceed the Borrowing Limit.

            2. The Borrower hereby requests that the Conduit Lender (or its respective Alternate Lenders) make an Advance on ___________, 20__ (the "Borrowing Date") as follows:

            (a) Aggregate Amount of Advance: $_____________

            (b) If the Advance is not funded by the Conduit Lender, the Borrower requests that the Alternate Lenders make an Alternate Base Rate Advance that converts into LIBO Rate Advance with an Interest Period of _____ months on the [__] Business Day after the Borrowing Date).

            3. Please disburse the proceeds of the Advance as follows:

            [Apply $________ to payment of principal and interest of existing Loans due on the Borrowing Date]. [Apply $______ to payment of fees due on the Borrowing Date]. [Wire transfer $________ to account no. ________ at ___________ Bank, in [city, state], ABA No. __________, Reference:
      ________].

            4. The Borrower hereby represents and warrants that the foregoing information and the information contained in the Loan Schedule attached hereto as Schedule I and the calculation of the Borrowing Base attached hereto as Schedule II, is true and accurate in accordance with Section 5.1(g) of the Credit Agreement.

            IN WITNESS WHEREOF, the Borrower has caused this Borrowing Notice to be executed and delivered as of this ___ day of ___________, ______.

                               PMC CONDUIT, L.P., as Borrower

                               By:  _________________________________
                               Name:
                               Title:

                                                                      EXHIBIT IV

                         FORM OF COMPLIANCE CERTIFICATE

To: JPMorgan Chase Bank, National Association, as Agent

            This Compliance Certificate is furnished pursuant to that certain Credit and Security Agreement dated as of February 7, 2005 among PMC Conduit, L.P. (the "Borrower"), PMC Conduit, LLC, PMC Commercial Trust (the "Servicer"), JPMorgan Chase Bank, National Association as agent and the "Alternate Lenders" from time to time party thereto (the "Agreement").

THE UNDERSIGNED HEREBY CERTIFIES THAT:

            1. I am the duly elected _________________ of the Servicer.

            2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Servicer and its Subsidiaries during the accounting period covered by the attached financial statements.

            3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Unmatured Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate [, except as set forth in paragraph 4 below].

            [4. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Servicer has taken, is taking, or proposes to take with respect to each such condition or event:
____________________]

The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered as of ______________, 20__.

            PMC COMMERCIAL TRUST

            By:___________________________
            Name:
            Title:

                                                                       EXHIBIT V

                          FORM OF ASSIGNMENT AGREEMENT

            THIS ASSIGNMENT AGREEMENT (this "Assignment Agreement") is entered into as of the ___ day of ____________, ____, by and between _____________________ ("Assignor") and __________________ ("Assignee").

                             PRELIMINARY STATEMENTS

            A. This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Credit and Security Agreement dated as of February 7, 2005 by and among PMC Conduit, L.P., as Borrower, PMC Conduit, LLC, PMC Commercial Trust, as Servicer, Jupiter Securitization Corporation, JPMorgan Chase Bank, National Association as Agent, and the Alternate Lenders party thereto (as amended, modified or restated from time to time, the "Credit and Security Agreement") and that certain Asset Purchase Agreement dated as of February 7, 2005 by and among Jupiter Securitization Corporation, the Alternate Lenders from time to time party thereto and JPMorgan Chase Bank, National Association, as Agent (as amended, modified or restated from time to time, the "Liquidity Agreement"). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Credit and Security Agreement.

            B. Assignor is an Alternate Lender party to the Credit and Security Agreement and the Liquidity Agreement, and Assignee wishes to become an Alternate Lender thereunder; and

            C. Assignor is selling and assigning to Assignee an undivided ____________% (the "Transferred Percentage") interest in all of Assignor's rights and obligations under the Transaction Documents and the Liquidity Agreement, including, without limitation, Assignor's Commitment, Assignor's Liquidity Commitment and (if applicable) Assignor's Loans as set forth herein.

                                    AGREEMENT

            The parties hereto hereby agree as follows:

            1. The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the "Effective Date") two (2) Business Days (or such other date selected by the Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement ("Effective Notice") is delivered by the Agent to Conduit Lender, Assignor and Assignee. From and after the Effective Date, Assignee shall be an Alternate Lender party to the Credit and Security Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.

            2. If Assignor has no outstanding principal under the Credit and Security Agreement or the Liquidity Agreement, on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Commitment and Liquidity Commitment and all rights and obligations associated therewith under the terms of the Credit and Security Agreement and the Liquidity Agreement, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under the Credit and Security Agreement and the Liquidity Agreement.

            3. If Assignor has any outstanding principal under the Credit and Security Agreement and Liquidity Agreement, at or before 12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding principal of Assignor's Advances and, without duplication, Assignor's Percentage Interests (as defined in the Liquidity Agreement) (such amount, being hereinafter referred to as the "Assignee's Principal"); (ii) all accrued but unpaid (whether or not then due) Interest attributable to Assignee's Principal; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee's Principal for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the "Assignee's Acquisition Cost"); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Commitment, Liquidity Commitment, Advances (if applicable) and Percentage Interests (if applicable) and all related rights and obligations under the Transaction Documents and the Liquidity Agreement, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under the Credit and Security Agreement and the Liquidity Agreement.

            4. Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Credit and Security Agreement or the Liquidity Agreement.

            5. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

            6. By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Agent and the Alternate Lenders as follows: (a) other than the representation and warranty that it has not created any Lien upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with any of the Transaction Documents or the Liquidity Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Credit and Security Agreement, the Liquidity Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any Collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any Obligor, any Affiliate of the Borrower or the performance or observance by the Borrower, any Obligor, any Affiliate of the Borrower of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) Assignee confirms that it has received a copy of each of the Transaction Documents and the Liquidity Agreement, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon the Agent, Conduit Lender, the Borrower or any other Alternate Lender or Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents and the Liquidity Agreement; (e) Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents and the Liquidity Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Liquidity Agreement, the Credit and Security Agreement and the other Transaction Documents, are required to be performed by it as an Alternate Lender or, when applicable, as a Lender.

            7. Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of the Credit and Security Agreement, including, without limitation, Sections 14.5 and 14.6 thereof.

            8. Schedule I hereto sets forth the revised Commitment and Liquidity Commitment of Assignor and the Commitment and Liquidity Commitment of Assignee, as well as administrative information with respect to Assignee.

            9. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            10. Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of Conduit Lender, it will not institute against, or join any other Person in instituting against, Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

                                             [ASSIGNOR]

                                             By:  _________________________
                                             Title:

                                             [ASSIGNEE]

                                             By:  __________________________
                                             Title:

                                                                      SCHEDULE A

                        COMMITMENTS OF ALTERNATE LENDERS

Alternate Lender                                      Commitment

JPMorgan Chase Bank, National Association             $100,000,000

                                                                      SCHEDULE D

                              ELIGIBILITY CRITERIA

      1. Such Loan is denominated and payable only in United States dollars in the United States of America and the related Mortgaged Property is located in a state within the United States of America or within the District of Columbia.

      2. The related Obligor is not located (within the meaning of Section 9-307 of any applicable enactment of the UCC) in any jurisdiction outside of the United States and its not (i) an Affiliate of any Transaction Party or (ii) the United States of America or any state, agency, department or instrumentality of the United States of America or any state thereof.

      3. Such Loan was originated by the applicable Originator in the United States, in a state where such Originator is qualified to transact such business in the ordinary course of its business, except to the extent that any failure to be so qualified would not materially and adversely affect such Loan or the related Mortgage or the transfer thereof or the enforceability of the Obligor's obligations thereunder. Such Loan was not originated in, nor is such Loan subject to the laws of, any jurisdiction under which the transfer and assignment of such Loan to PMC and the Borrower would be unlawful, void or voidable. If such Loan was originated by an Originator other than PMC, such Originator transferred such Loan to PMC pursuant to the Transfer Agreement.

      4. Immediately prior to transfer of such Loan to the Borrower, each of the Originator and PMC had good title to, and was the sole owner of, the Loan free and clear of all Liens, other than Liens for which the Originator and/or PMC obtained an executed release of Lien. Immediately upon the transfer thereof to the Borrower pursuant to the Purchase Agreement, the Borrower will have good title to such Loan, free and clear of all Liens and no Person other than the Borrower will have any interest in such Loan, whether as mortgagee, assignee, pledgee or otherwise.

      5. The information set forth in the Loan Schedule with respect to such Loan is true and correct in all material respects.

      6. The related Loan File with respect to such Loan is complete.

      7. The terms of the related Underlying Note and the Mortgage have not been impaired, waived, altered or modified in any respect, whether for credit reasons or otherwise, except by written instruments, executed in accordance with the Credit and Collection Policy.

      8. The Underlying Note and the related Mortgage by their respective terms are not subject to any right of rescission, setoff, abatement, diminution, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Underlying Note or the Mortgage, or the exercise of any right thereunder in accordance with the terms thereof, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, setoff, abatement, diminution, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, abatement, diminution, counterclaim or defense has been asserted with respect thereto.

      9. The related Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the related Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

      10. The related Underlying Note and the Mortgage delivered to the Borrower, or its designee, are genuine originals (or with respect to the Mortgage, a certified copy thereof) and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms.

      11. Such Loan and the related Loan Documents are freely assignable by the Originator and its assigns without the consent, authorization, approval or notice to the related Obligor and such Loan Documents do not contain a confidentiality provision that purports to restrict the ability of the Agent or any Lender to exercise its rights under the Agreement, including, without limitation, its right to review such Loan Documents.

      12. According to its terms, the related Underlying Note provides that the amount payable thereunder will be due not more than 252 months following the origination date of the Loan and as of the Cut-Off Date (or, in the case of a Loan in which the Borrower acquires an interest after the Closing Date, as of the applicable Transfer Date), the remaining term to maturity of such Loan is less than or equal to 240 months.

      13. The related Underlying Note provides for level monthly payments (except for the effects of periodic interest rate resets) and no balloon or bullet payments at maturity.

      14. The Loan-to-Value Ratio of such Loan does not exceed 85%.

      15. There has been no fraud, dishonesty, misrepresentation or negligence on the part of the Borrower or, to the Borrower's and Servicer's knowledge, the Originator, PMC or the Obligor in connection with the origination of such Loan or in connection with the transfer and contribution of such Loan to the Borrower.

      16. There is no material default, breach, violation or event of acceleration existing under the related Mortgage or the Underlying Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event of acceleration, and since the Cut-Off Date (or, in the case of a Loan in which the Borrower acquires an interest after the Closing Date, since the applicable Transfer Date) the Borrower has not waived any default, breach, violation or event of acceleration.

      17. The related Underlying Note and the Mortgage comply with all requirements of applicable federal, state and local laws and regulations. The origination and servicing of the such Loan and the sale or contribution of such Loan comply with any and all applicable requirements of any applicable federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws. To the Borrower's and Servicer's knowledge, the related Mortgaged Property is in compliance in all material respects with all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use, and operation of such Mortgaged Property. To the Borrower's and Servicer's knowledge, all inspections, licenses and certificates required, including certificates of occupancy, whether by law, ordinance, regulation or insurance standards to be made or issued with regard to the related Mortgaged Property, have been obtained and are in full force and effect.

      18. Such Loan was originated by the Originator in the ordinary course of its business in accordance with, and has been serviced since the date of origination in compliance with the Credit and Collection Policy.

      19. Such Loan was not originated to enable the related Obligor to fund delinquent payables of the related Obligor.

      20. Such Loan was not selected by the Borrower or the Originator for inclusion in the Collateral on any basis intended to adversely affect the Borrower, the Agent or the Lenders.

      21. As of the Cut-Off Date (or, in the case of a Loan in which the Borrower acquires an interest after the Closing Date, as of the applicable Transfer Date), such Loan is not 31 or more days contractually past due.

      22. As of the date of determination, such Loan is not and has never been a Defaulted Loan.

      23. Such Loan bears interest at a floating rate of interest, payable monthly in arrears.

      24. None of the Originator, PMC nor the Borrower has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by such Loan.

      25. There are no delinquent taxes, ground rents, water charges, sewer rents, assessments (including assessments payable in future installments) or other outstanding charges affecting the related Mortgaged Property.

      26. The related Mortgaged Property is located in the state indicated on the Loan Schedule and, except as reflected on the Loan Schedule, consists of a single parcel of real property. The related Mortgaged Property is in good repair, is free of damage and waste that would materially and adversely affect its value and such Mortgaged Property has not been materially damaged by fire, wind or other cause, which damage has not been fully repaired or for which insurance proceeds have not been received or are not expected to be received in an amount sufficient to pay for such repairs.

      27. The related Mortgage is a valid, subsisting and enforceable first priority Lien (or second priority lien provided the Loan secured by the first lien Mortgage is a Pool Loan) on the Mortgaged Property, including all buildings on the Mortgaged Property and all fixtures related thereto, and all additions, alterations and replacements made at any time with respect to the foregoing, subject only to (i) Liens for current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights-of-way, easements and other matters of the public record as of the date of recording, none of which individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the

Mortgage or the operation and use of the related Mortgaged Property, and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Loan establishes and creates a valid, subsisting and enforceable first priority Lien on the property described therein, except as reflected on the Loan Schedule. The related Underlying Note is not secured by any collateral except the Lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in this paragraph.

      28. None of the Originator, PMC or the Borrower has any knowledge of any mechanics' or similar liens or claims which have been filed for work, labor or material (or any rights outstanding that under applicable law could give rise to such lien) affecting the related Mortgaged Property which are or may be Liens prior to, or equal or on parity with, the Lien of the Mortgage.

      29. The proceeds of such Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with.

      30. The related Mortgage contains provisions for the acceleration of the payment of the unpaid principal balance of such Loan in the event the related Mortgaged Property is sold without the prior consent of the Originator.

      31. As of the date of determination, there is no proceeding pending for the total or partial condemnation of the related Mortgaged Property other than
(a) in connection with a curb cut or street widening or (b) a proceeding which could not, in the reasonable business judgment of PMC, be expected to (i) materially decrease the value of the related Mortgaged Property or (ii) materially interfere with the current use or operation of the Mortgaged Property.

      32. Such Loan is not secured by a ground lease.

      33. The related Mortgage contains customary provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (ii) otherwise by judicial foreclosure or power of sale. To the Borrower's knowledge, there is no homestead or other exemption available to the Obligor which would interfere with the right to sell the related Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

      34. In the event the related Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Partnership or its assignees to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Obligor.

      35. The form of endorsement of the related Underlying Note satisfies the requirement, if any, of endorsement in order to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to such Underlying Note, and each form of assignment will be in recordable form and will be sufficient to effect the assignment of and to transfer to the assignee thereof, all right, title and interest under the related Mortgage to which that assignment relates.

      36. A Phase I environmental report was prepared with respect to such Mortgaged Property. The related Mortgaged Property was, as of its date of origination of the related Underlying Note and as of the Transfer Date, in material compliance with all applicable environmental laws and regulations.

      37. All escrow deposits, if any, and other payments relating to such Loan have been delivered to the Servicer or its agent, and all amounts required to be deposited by the Originator, PMC or the related Obligor have been deposited and there are no deficiencies with regard thereto.

      38. The related Obligor has good title to the Mortgaged Property.

      39. The Lien of the related Mortgage is insured by an ALTA lender's title insurance policy (or a binding commitment) or its equivalent, as adopted in the applicable jurisdiction. The policy (or such binding commitment) insures the Originator, its successors and assigns, as to the first-priority Lien of the related Mortgage in the original principal amount after all advances of principal, subject only to permitted encumbrances, none of which, individually or in the aggregate should interfere with the current use of the related Mortgaged Property or materially detract from the benefit of the first-priority (except as reflected on the Loan Schedule) Lien of the Mortgage. The Originator (including its successors and assigns) is the sole named insured of the policy (or such binding commitment), and the policy (or such binding commitment) is assignable to the Agent without the consent of or any notification to the insurer. No claims have been made under such policy (or such binding commitment), and the Borrower has no knowledge of any matter that would impair or diminish the coverage of such policy.

      40. The related Mortgaged Property is covered by insurance policies providing (i) coverage against loss or damage sustained by fire and extended perils included within the classification "All Risk of Physical Loss" in an amount sufficient to prevent the related Obligor from being deemed a co-insurer, and to provide coverage of replacement or actual cost, consistent with industry standards; and the policies contain a standard mortgagee clause naming the mortgagee and its successors as loss payees; (ii) flood insurance (if any portion of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special hazards); and (iii) comprehensive general liability insurance in amounts as are generally required by commercial mortgage lenders. The insurance policies contain clauses providing they are not terminable and may not be reduced without ten (10) days prior written notice to the mortgagee, and all premiums due and payable through the Closing Date have been made. No notice of termination or cancellation with respect to any such policies has been received by the Originator or the Borrower which remains effective. The related Mortgage obligates the related Obligor to maintain all such insurance at its cost and expense, and on the Obligor's failure to do so, authorizes the holder of such Mortgage to maintain such insurance and to obtain reimbursement therefor from such Obligor.

      41. To the best of the Originator's, PMC's and the Borrower's knowledge, the related Mortgaged Property was not, as of the Cut-Off Date (or the Transfer Date, in the case of a Loan added to the Collateral after the Closing Date) located within a one-mile radius of any site listed in the National Priorities List as defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of hazardous waste sites which are known to contain any hazardous substance or hazardous waste.

      42. To the best of the Originator's, PMC's and the Borrower's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation.

      43. The Agent, in its sole and absolute discretion, has not notified PMC or the Borrower that such Loan is not acceptable for any reason.

      44. Such Loan is not a Loan that was rejected for inclusion in any Term Securitization (other than by reason of such Loan being originated after the applicable cut-off date for such Term Securitization).

      45. The Principal Balance of such Loan, when added to the aggregate Principal Balance of all other Pool Loans owed by the same Obligor or any Affiliates thereof, does not cause the aggregate Principal Balance of all Pool Loans owing by such Obligor and its Affiliates to exceed $4,000,000; provided, that if the aggregate Principal Balance of all such Pool Loans exceeds $4,000,000, only the portion in excess of $4,000,000 shall be deemed ineligible pursuant to this criterion.

      46. As of the applicable Transfer Date, the inclusion of such Loan in the Collateral does not cause the weighted average Loan-to-Value Ratio of all Pool Loans (weighted by their respective Principal Balances as of such date) to exceed 80%.

      47. The Principal Balance of such Loan does not exceed $4,000,000; provided, that if the Principal Balance of such Loan exceeds $4,000,000, only the portion in excess of $4,000,000 shall be deemed ineligible pursuant to this criterion.

                                                                      SCHEDULE E

                   HOTEL FRANCHISORS FOR APPROVED FRANCHISEES

ACCOR ECONOMY LODGING                  INNSUITES HOSPITALITY TRUST
Studio 6                               InnSuites Hotels & Suites
Motel 6
Red Roof Inn                           INTERCONTINENTAL HOTELS GROUP
                                       Holiday Inn
BEST VALUE INN                         Holiday Inn Express
Best Value Inn                         Holiday Inn Select
                                       Crown Plaza
BEST WESTERN INTERNATIONAL             Intercontinental
Best Western                           Stay Bridge
                                       Candlewood
BUCKHEAD AMERICA CORP
Country Hearth Inn                     JACKSON HOSPITALITY SERVICES
                                       Key West Inn
BUDGET HOST INTERNATIONAL
Budget Host                            LAQUINTA CORP.
                                       La Quinta Inns/Inns & Suites
CARLSON HOSPITALITY                    Baymont Inns & Suites
Country Inns & Suites
Raddison                               MARRIOTT CORP.
Park Inn                               Fairfield Inn
Park Plaza                             Courtyard by Marriott
                                       Town Place Suites
CENDANT                                Marriott Hotels
Days Inn                               Residence Inn
Village Inn                            Springhill Suites
Super 8
Ramada                                 NORTHCOTT HOSPITALITY
Ramada Ltd.                            AmericInn
Howard Johnson
Wingate Inn                            PRIME HOSPITALITY
Travelodge                             Amerisuites
Knights Inn                            Wellsley Inn & Suites
Amerihost
                                       STARWOOD HOTELS & RESORTS WORLDWIDE
CHOICE HOTELS                          Four Points
Comfort Inn                            Sheraton Hotels
Comfort Suites
Sleep Inn                              SHOLODGE
Quality Inn                            Guest House Inns
Clarion
Econolodge                             SUBURBAN FRANCHISE SYSTEMS
Friendship Inn                         Suburban Extended Stay Hotels
Rodeway
Mainstay Suites                        US FRANCHISE SYSTEMS
                                       Microtel
CLUBHOUSE LLC                          Hawthorn Suites
Clubhouse Inn & Suites                 Best Inn
Clubhouse Resorts
                                       VALUE PLACE LLC
HILTON HOTEL CORP.                     Value Place
Hampton
Hampton Inn & Suites                   WEST COAST HOSPITALITY
Homewood Suites                        Red Lion Inn
Hilton Garden Inn                      West Coast Hotels
Hilton Hotels
Doubletree                             WYNDHAM INTERNATIONAL
Embassy Suites                         Summerfield Suites
                                       Wyndham Hotels
HOSPITALITY INTERNATIONAL              Wyndham Garden
Scottish Inn
Red Carpet Inns                        WOODFIN SUITE HOTELS
Master Hosts Inn                       Woodfin Suite Hotels
Passport Inn                           Chase Suite Hotel by Woodfin
Downtowner Inn

                                                                      SCHEDULE F

                               FINANCIAL COVENANTS

      A. Minimum Net Worth. The Companies' consolidated Net Worth shall not at any time be less than the sum of (a) 90% of Net Worth as of the Closing Date, plus (b) 100% of the Net Proceeds from any Equity Issuances by Borrower after the Closing Date.

      B. Maximum Leverage Ratio. The ratio of the Consolidated Companies' consolidated Total Liabilities to the Consolidated Companies' consolidated Net Worth shall not at any time exceed 2.00 to 1.00.

      Capitalized terms used in this Schedule F shall have the meanings set forth below:

      "Administrative Agent" means JPMorgan Chase Bank, National Association (successor by merger to Bank One, NA) (or its successors appointed under Section 12 of the Credit Agreement), acting as administrative, managing and syndication agent for Lenders under the Credit Documents.

      "Affiliate" of a Person means any other Person who directly or indirectly controls, is controlled by, or is under common control with that Person. For purposes of this definition (a) "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or other interests, by contract or otherwise) and (b) the Companies are "Affiliates" of each other.

      "Asset Securitization" means any transaction or series of transactions that may be entered into by any Company pursuant to which such Company or any of its Subsidiaries may sell, convey or otherwise transfer any of their assets to a Special Purpose Entity, and pursuant to which the Special Purpose Entity will, in turn, pay to such Company a portion of the proceeds of a secured loan or debt offering to public or private investors (with such secured loan or debt offering being, among other things, non-recourse to Borrower).

      "Assignment" means any assignment described in Section 13.3 of the Credit Agreement.

      "Borrower" means PMC Commercial Trust.

      "Capital Lease" means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

      "CDO Subsidiary" means a Subsidiary (i) of which all of the issued and outstanding common equity interests are held by Borrower or one or more of its wholly-owned Subsidiaries, (ii) which is formed for the sole purpose of issuing preferred securities to an unrelated third party, and (iii) which has no assets other than its rights as payee in respect of Qualified Intercompany Debt.

      "Companies" means at any time, Borrower and each of its subsidiaries (other than any Special Purpose Entities).

      "Consolidated Companies" means, at any time, Borrower and each of its Subsidiaries (including any Special Purpose Entities that, according to GAAP, are required to be shown on Borrower's consolidated Financials).

      "Credit Agreement" means that certain Credit Agreement dated as of February 29, 2004, as amended by that certain First Amendment dated as of March 15, 2004, that certain Second Amendment dated as of December 29, 2004 and that certain Third Amendment dated as of February 7, 2005, among the Borrower, the Administrative Agent and the Lenders.

      "Credit Documents" means (a) the Credit Agreement, certificates and reports delivered under the Credit Agreement, and exhibits and schedules to the Credit Agreement, (b) all agreements, documents, and instruments in favor of Administrative Agent or Lenders (or Administrative Agent on behalf of Lenders) ever delivered under the Credit Agreement or otherwise delivered in connection with all or any part of the Obligation (other than Assignments), and (c) all renewals, extensions, modifications and restatements of, and amendments and supplements to, any of the foregoing, which are made in accordance with the provisions of the respective Credit Documents.

      "Debt" means, with respect to any Person on any date of determination (without duplication), (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, (c) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, which are paid when due in accordance with ordinary-course payment terms or which are being contested in good faith in appropriate proceedings, (d) all obligations arising under acceptance facilities or facilities for the discount or sale of accounts or loans receivable, (e) all direct or contingent obligations in respect of letters of credit, (f) Capital Lease obligations, (g) liabilities secured (or for which the holder of any obligations or liabilities has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by that Person and (h) all guaranties, endorsements and other contingent obligations for liabilities, obligations or the maintenance of the financial condition of others, including obligations to repurchase or purchase properties or to maintain or cause to maintain any financial condition.

      "Debtor Relief Laws" means the Bankruptcy Code of the United States of America and all other applicable laws providing for liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or suspension of payments or similar Governmental Requirements affecting creditors' Rights.

      "Equity Issuance" means the issuance by Borrower of any shares of any class of beneficial interests, stock, warrants, options or other equity interests, whether pursuant to a public offering or otherwise, but does not include (a) any present and future shares of beneficial interests, stock, options or warrants issued to employees or trust managers of Borrower or (b) any present and future shares of beneficial interests, stock, options or warrants issued in respect of any dividend reinvestment plan established and maintained by Borrower.

      "Financials" of a Person means balance sheets, profit and loss statements, reconciliations of capital and surplus, and statements of cash flow prepared (a) according to GAAP (subject to year-end audit adjustments with respect to interim Financials) and (b) except as stated in Section 1.4 of the Credit Agreement, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year or other relevant period, as applicable.

      "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

      "Lenders" means the financial institutions (including, without limitation, Administrative Agent in respect of its share of Borrowings) named on Schedule 2 of the Credit Agreement or on the most recently amended Schedule 2 of the Credit Agreement, if any, delivered by Administrative Agent under the Credit Agreement, and, subject to the Credit Agreement, their respective successors and assigns (but not any Participant who is not otherwise a party to the Credit Agreement).

      "Lien" means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement or encumbrance of any kind and any other arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners (other than title of the lessor under an operating lease).

      "Net Income" of any Person means that Person's profit or loss determined in accordance with GAAP.

      "Net Proceeds" means the net proceeds, whether received in cash or otherwise, received before, on or after the date of consummation of a subject transaction, by any Company from such transaction, after payment of (a) all usual and customary brokerage commissions and all other reasonable fees and expenses related to such transaction (including, without limitation, reasonable attorney's fees and closing costs), and (b) any Debt (other than the Obligation) relating to the assets being sold which must be repaid in connection with such subject transaction.

      "Net Worth" means, for any Person, total beneficiaries' or stockholders' equity, as applicable, as determined in accordance with GAAP.

      "Obligation" means (a) all present and future Debts, liabilities and obligations of any Company to Administrative Agent, or any Lender and related to any Credit Document, whether principal, interest, fees, costs, attorneys' fees or otherwise, (b) all present and future Rate Management Obligations, (c) any of the foregoing amounts that would become due but for the operation of 11 U.S.C.
Section 502 and 503 or any other provision of Title 11 of the United States Code, (d) all present and future pre- and post-maturity interest on any of the foregoing, including all post-petition interest if any Company voluntarily or involuntarily files for protection under any Debtor Relief Law, and (e) renewals, extensions, rearrangements and modifications of any character whatsoever of any the foregoing.

      "Qualified Intercompany Debt" means any unsecured indebtedness, in a principal amount not to exceed $100,000,000, owing by the Borrower to a CDO Subsidiary from time to time and evidenced by one or more promissory notes or other evidences of indebtedness, which indicate that such indebtedness is subordinated to the Obligation (such subordination to be on terms reasonably acceptable to the Administrative Agent). In any case, the Borrower shall deliver the promissory notes or other documents evidencing the terms of such indebtedness, containing all the materially final or substantially final terms, to the Administrative Agent at least 5 Business Days in advance of the incurrence of any Qualified Intercompany Debt.

      "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

      "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Borrower and any Lender or any Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction

(including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

      "Rights" means rights, remedies, powers, privileges and benefits.

      "Special Purpose Entity" means a special purpose Wholly-owned Subsidiary of Borrower, created in connection with the transactions contemplated by an Asset Securitization, which engages in no activities, has no material liabilities, and owns no other assets, other than those incidental to such Asset Securitization.

      "Subsidiary" of any Person means any other Person of which (a) more than 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by that Person or (b) such Person serves as a general partner or in a similar capacity. Unless otherwise specified or the context otherwise requires, "Subsidiary" refers to a Subsidiary of Borrower.

      "Total Liabilities" means, at any time and for the Consolidated Companies, all liabilities properly reflected on the Consolidated Companies' consolidated balance sheet in accordance with GAAP (other than any Qualified Intercompany
Debt).

      "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (or equivalent interests) are owned by Borrower or one or more of its Wholly-owned Subsidiaries.